UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) ofthe Securities Exchange Act of 1934
(as filed with the Security and Exchange Commission on April 3, 2007)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hearst-Argyle Television, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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300 West 57th Street

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2007

 To the Stockholders of Hearst-Argyle Television, Inc.:

The 2007 Annual Meeting of Stockholders of Hearst-Argyle Television, Inc., a Delaware corporation, will be held at the Joseph Urban Theatre, Hearst Tower, 300 West 57th Street, third floor, New York, New York 10019 on Thursday, May 3, 2007 at 10:00 a.m., local time, for the following purposes:

(1) To elect one Series A Class II Director and four Series B Class II Directors to hold office for a term of two years or until their respective successors are elected and qualified;

(2) To consider and approve a Long Term Incentive Compensation Plan under which we may award various forms of incentive compensation to our officers and other key employees;

(3) To ratify the appointment of Deloitte & Touche LLP as our independent external auditors for the fiscal year ending December 31, 2007;

(4)     To consider a shareholder proposal; and

(5) To transact such other business as may properly come before the meeting or its adjournment.

The close of business on March 16, 2007 has been fixed by our Board of Directors as the record date for the Annual Meeting.  Only holders of record of our Series A Common Stock and Series B Common Stock on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date.

We will make available a list of stockholders as of the close of business on March 16, 2007, for inspection during normal business hours from April 20, 2007 through May 2, 2007, at the office of our Secretary.  The list will also be available at the meeting.   A Proxy Statement, form of Proxy and copy of the Annual Report for the fiscal year ended December 31, 2006 accompany this notice.

It is important that your shares be represented at the Annual Meeting.  Whether or not you expect to attend in person, please vote, sign and date the form of Proxy and return it in the enclosed envelope.  Alternatively, you may choose to vote your shares by telephone or via the Internet.  The toll-free telephone number, Internet address and instructions for voting are shown on page 3 of the Proxy Statement.  If you choose to attend the Annual Meeting and you are the record owner of your shares, you may revoke your Proxy and vote in person if you so desire.   If you are unable to attend the Annual Meeting in New York, please join us via Webcast on the Company’s Web site at www.hearstargyle.com.

By Order of the Board of Directors,

David J. Barrett,
April 3, 2007	President and
New York, NY	Chief Executive Officer

300 West 57th Street

New York, New York 10019

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2007

This Proxy Statement and accompanying Proxy are furnished to the stockholders of Hearst-Argyle Television, Inc., a Delaware corporation (the “Company” or “we”), in connection with the solicitation by our Board of Directors of Proxies to be voted at our Annual Meeting of Stockholders to be held at the Joseph Urban Theatre, Hearst Tower, 300 West 57th Street, third floor, New York, New York 10019 on Thursday, May 3, 2007 at 10:00 a.m., local time, or at any adjournment thereof.  This Proxy Statement is being mailed to stockholders on or about April 3, 2007. References herein to “we” or to the “Company” include our subsidiaries, unless the context otherwise requires.

ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to act upon the matters listed in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, as follows:

(1) To elect one Series A Class II Director and four Series B Class II Directors to hold office for a term of two years or until their respective successors are elected and qualified (the “Election of Directors Proposal”);

(2) To approve a Long Term Incentive Compensation Plan (the “Incentive Plan Proposal”);

(3) To ratify the appointment of Deloitte & Touche LLP as our independent external auditors for the fiscal year ending December 31, 2007 (the “Independent Auditors Ratification Proposal”);

(4)     To consider a shareholder proposal (the “Shareholder Proposal”); and

(5) To transact such other business as may properly come before the meeting or its adjournment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS PROPOSAL, FOR THE INCENTIVE PLAN PROPOSAL, FOR THE INDEPENDENT AUDITORS RATIFICATION PROPOSAL AND AGAINST THE SHAREHOLDER PROPOSAL.

Who is entitled to vote at the Annual Meeting?

Holders of record of our Series A Common Stock and Series B Common Stock (together with the Series A Common Stock, the “Common Stock”) at the close of business on Friday, March 16, 2007, the Record Date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements of the Annual Meeting.  On the Record Date, there were 93,500,752 shares of Common Stock (consisting of 52,202,104 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock) held by approximately 815 stockholders of record (including one stockholder of record who represents approximately 1,100 of our employees who have purchased shares of our stock pursuant to our Employee Stock Purchase Plan), outstanding and entitled to vote at the Annual Meeting.

 What constitutes a quorum for purposes of the Annual Meeting?

Except with respect to the election of directors, the presence, in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of our Series A and Series B Common Stock is necessary to constitute a quorum at the meeting.  With respect to the election of the Series A Director, the presence in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Series A Common Stock is necessary to constitute a quorum.  With respect to the election of the Series B Directors, the presence, in person or by proxy, of Hearst Broadcasting, Inc., a Delaware corporation (“Hearst Broadcasting”), as the sole holder of 100% of the outstanding shares of Series B Common Stock, is necessary to constitute a quorum.  Hearst Broadcasting is a wholly-owned subsidiary of Hearst Holdings, Inc., a Delaware corporation (“Hearst Holdings”), which is a wholly-owned subsidiary of Hearst Corporation, a Delaware corporation (“Hearst”).

Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How do I vote?

All shares of Common Stock represented by properly executed Proxies received prior to or at the Annual Meeting and not properly revoked will be voted in accordance with the instructions indicated in such Proxies.  Unless you direct otherwise, the Proxy will be voted “FOR” the Election of Directors Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Independent Auditors Ratification Proposal and “AGAINST” the Shareholder Proposal.

You may grant a Proxy by signing a proxy card, by telephone or by using the Internet.  Votes submitted via the Internet or by telephone must be cast by 1:00 a.m., Central time, on May 3, 2007.  Votes submitted by mail should be received on or before May 2, 2007.  Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2007 Annual Meeting.

How to Vote by Phone:

•                  Have your proxy card in hand when you call.

•                  You can use any touch tone telephone to vote your shares at any time 24 hours a day, seven days a week, until 1:00 a.m., Central time, on May 3, 2007.

•                  Dial 1-800-652-VOTE (8683)

•                  You will be provided simple voting instructions.  Follow these to complete your vote.

How to Vote by the Internet:

•                  Have your Proxy card in hand when you call.

•                  You can use the Internet to vote your shares at any time 24 hours a day, seven days a week, until 1:00 a.m., Central time, on May 3, 2007 at www.investorvote.com.

•                  You will be provided simple voting instructions.  Follow these to complete your vote.

How to Vote by Mail:

•                  Mark, sign and date the Proxy card accompanying this Proxy Statement and return it in the enclosed postage-paid envelope.

•                  Votes submitted by mail should be received on or before May 2, 2007.

What are the voting rights of the holders of our stock?

The holders of Series A Common Stock will be entitled to one vote per share of Series A Common Stock.  The holders of Series B Common Stock will be entitled to one vote per share of Series B Common Stock.  The holders of Series A Common Stock and Series B Common Stock vote together as a single class on all matters, except with respect to (i) the election of directors; (ii) any amendments to our Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely; and (iii) such other matters as require class votes under the Delaware General Corporation Law or our Amended and Restated Certificate of Incorporation.  Cumulative voting is not permitted in the election of directors.

Who will count the vote?

Representatives of Computershare, our transfer agent, will count the votes.

What vote is required to approve each item?

With respect to the Election of Directors Proposal, only holders of the Series A Common Stock will be entitled to vote on the nominee for Series A Director, and only Hearst Broadcasting, as the holder of 100% of the outstanding Series B Common Stock, will be entitled to vote on the nominees for Series B Directors.  The affirmative vote of a plurality of votes cast by holders of Series A Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series A Director. The affirmative vote of a plurality of the votes cast by the holder of Series B Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series B Directors.

Each of the Incentive Plan Proposal, the Independent Auditors Ratification Proposal and the Shareholder Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and Series B Common Stock represented in person or by Proxy at the Annual Meeting and voting together as a single class.

Hearst Broadcasting, which held 27,501,980 shares of our Series A Common Stock and 41,298,648 shares of our Series B Common Stock (representing approximately 73.6% of the outstanding voting power of the Common Stock) as of the Record Date, has notified us that it intends to vote in favor of the Incentive Plan Proposal and the Independent Auditors Ratification Proposal, and against the Shareholder Proposal.  Hearst Broadcasting has sufficient voting power to approve or defeat these proposals, and if Hearst Broadcasting votes as it has indicated, the Incentive Plan Proposal and Independent Auditors Ratification Proposal will be approved and the Shareholder Proposal will be defeated.

With respect to the Incentive Plan Proposal, Independent Auditors Ratification Proposal and Shareholder Proposal, abstentions will be counted for determining the total number of votes cast with respect to the proposals and thus will be counted as a vote “AGAINST” those proposals.  Since a plurality of the votes cast is required for the election of directors, with respect to the Election of Directors Proposal, abstentions will not be counted.  Broker non-votes will not be counted in determining the total number of votes cast with respect to any of the proposals and will be, therefore, counted neither as a vote “FOR” nor “AGAINST” the proposals.

Can I vote at the Annual Meeting in person and can I change my vote after I return my Proxy?

You may attend the Annual Meeting and vote in person.   If you are the record owner of your shares, you may revoke a Proxy at any time prior to its use by delivering to our Secretary a signed notice of revocation or a later dated signed Proxy or by attending the Annual Meeting and voting in person.  If you hold your shares in the name of a bank, broker or other holder of record, you must obtain a Proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.  Your attendance at the Annual Meeting will not in itself constitute the revocation of a Proxy.

What are the Board’s recommendations?

Unless contrary instructions are given on the Proxy, the persons named as Proxy holders on the Proxy will vote in accordance with the recommendations of our Board of Directors.  Our Board’s recommendations are noted above and are also set forth following the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•                  FOR the election of the Series A director nominee and the four Series B director nominees listed under “Election of Directors Proposal” in this Proxy Statement to serve as Class II directors for a two-year term;

•                  FOR the Incentive Compensation Plan set forth in this Proxy Statement under “Incentive Plan Proposal;”

•                  FOR the Independent Auditors Ratification set forth in this Proxy Statement under “Independent Auditors Ratification Proposal;” and

•                  AGAINST the Shareholder Proposal set forth in this Proxy Statement under “Shareholder Proposal.”

We do not expect that any matter not referred to in this Proxy Statement will be presented for action at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting and any adjournments or postponements of the Annual Meeting, the persons named in the Proxies will have discretion to vote on such matters in accordance with their best judgment.  The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy as Proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting, including postponement or adjournment for the purpose of soliciting additional votes.

Who will bear the cost of soliciting Proxies?

We will bear the Proxy solicitation costs.  In addition to solicitation by mail, Proxies may be solicited in person by our directors, officers and employees without additional compensation, and by telephone, telegram, facsimile or similar method.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and, upon request, we will reimburse them for their reasonable expenses in so doing.

PROPOSAL 1 ― ELECTION OF DIRECTORS PROPOSAL

Board of Directors

Our Amended and Restated Certificate of Incorporation provides for classified directors and staggered director terms.  The holders of Series A Common Stock elect two directors (the “Series A Directors”) and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors (the “Series B Directors”).

The Board of Directors is divided into two classes, Class I and Class II, with one Series A Director in each class. The following table lists the name, age, class and series designation for each director continuing in service on, or nominated for election to, the Board:

Name	Age	Director Class Designation	Director Series Designation
David J. Barrett	58	II	B
Frank A. Bennack, Jr.	74	I	B
John G. Conomikes	74	I	B
Ken J. Elkins	69	II	B
Victor F. Ganzi	60	II	B
George R. Hearst, Jr.	79	I	B
William R. Hearst III	57	II	B
Bob Marbut	71	I	B
Gilbert C. Maurer	78	I	B
David Pulver	65	II	A
Caroline L. Williams	60	I	A

Each director serves for a term ending on the second annual meeting date following the annual meeting at which that director was elected. Each current Class I director will hold office until the 2008 annual meeting.  Accordingly, at the 2007 Annual Meeting:

(i) the holders of the Series A Common Stock will elect one Series A Class II Director to hold office until the earlier of our annual meeting of stockholders in 2009 or until his or her successor is duly elected and qualified; and

(ii) Hearst Broadcasting, as the sole holder of our Series B Common Stock, will elect the remaining four Series B Class II Directors to hold office until the earlier of our annual meeting of stockholders in 2009 or until their respective successors are duly elected and qualified.

Set forth below are the nominees for the Series A Class II Director and the Series B Class II Directors.  In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other persons as our Board of Directors may recommend.

Nominee for Series A Class II Director (To be elected by the holders of the Series A Common Stock):

 David Pulver has served as one of our Directors since December 1994.  Since 1982, Mr. Pulver has been President of Cornerstone Capital Inc., a private investment company that is involved in a wide range of investments, including public securities, private equity, venture capital and real estate.  Since 1999, Mr. Pulver has been a member of the Advisory Board of FLAG Venture Management, a venture capital/private equity/real assets fund of funds.  Since 2002, Mr. Pulver has served as Chairman of Colby College’s Investment Committee and as a Director and Chairman of the Audit Committee of Carter’s Inc., an NYSE listed company.  Mr. Pulver served as Co-CEO and Chairman of The Children’s Place from 1968 to 1984.

In connection with Hearst’s contribution of its broadcast group to Argyle Television, Inc. (which was thereafter renamed “Hearst-Argyle Television, Inc.”) on August 29, 1997 (the “Hearst Transaction”), Hearst agreed that, in any election of directors and for as long as it held any shares of Series B Common Stock, it would vote any shares of Series A Common Stock that it owned only in the same proportion as the shares of Series A Common Stock not held by Hearst are so voted.  Hearst, through its indirect ownership of Hearst Broadcasting, owns 27,501,980 shares of Series A Common Stock as of the Record Date, which represents approximately 52.7% of the outstanding voting power of the Series A Common Stock.

Your directors recommend a vote FOR the election of the Series A Director nominee.

Nominees for Series B Class II Directors (To be elected by Hearst Broadcasting as the sole holder of the Series B Common Stock):

David J. Barrett has served as our Chief Executive Officer since January 1, 2001, as our President since June 1999 and as a Director since August 29, 1997.  Mr. Barrett served as Co-Chief Executive Officer from June 1999 to December 31, 2000.  Prior to his appointment as President and Co-Chief Executive Officer, he served as our Executive Vice President and Chief Operating Officer beginning on August 29, 1997.   Prior to this time, he served as a Vice President of Hearst and Deputy General Manager of Hearst’s broadcast group since January 1991.  Mr. Barrett served as General Manager of the WBAL Division of Hearst in Baltimore, Maryland from November 1989 to January 1991.  He joined Hearst in 1984 as General Manager of Hearst’s radio properties and continued in that position until 1989. Mr. Barrett is a member of Hearst’s Board of Directors.

Ken J. Elkins has served as one of our Directors since the consummation of the merger of Pulitzer Publishing Company (“Pulitzer”) with and into the Company (the “Pulitzer Merger”) on March 18, 1999.  From March 1999 to June 2005, Mr. Elkins served as a Director of Pulitzer Inc., the successor company to Pulitzer’s newspaper operations.   Prior to the Pulitzer Merger, Mr. Elkins served as Senior Vice President—Broadcasting Operations and Director of Pulitzer and President and Chief Executive Officer of Pulitzer Broadcasting Company.   In addition, he served as Vice President—Broadcast Operations from April 1984 through March 1986 and prior to that time served as a general manager of certain of Pulitzer’s television stations.  Mr. Elkins was initially nominated by our Board of Directors and appointed to serve as a Director in 1999 in accordance with a Board Representation Agreement, dated May 25, 1998 (the “Board Representation Agreement”), by and among the Company, Hearst Broadcasting and Emily Rauh Pulitzer, Michael E. Pulitzer and David E. Moore (collectively, the “Pulitzer Parties”), pursuant to which we agreed to cause the nomination for election to our Board of Directors of two individuals designated by the Pulitzer Parties.  The Board Representation Agreement is no longer in effect.

Victor F. Ganzi has served as Chairman of our Board of Directors since January 1, 2003 and as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  Since June 1, 2002, Mr. Ganzi has served as President and Chief Executive Officer of Hearst.  Mr. Ganzi served as Executive Vice President of Hearst from March 1997 through May 2002 and as Chief Operating Officer of Hearst from March 1998 through May 2002.  He is also a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.  Mr. Ganzi is also a Director of Gentiva Health Services, Inc. and of Wyeth.

William R. Hearst III has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  Mr. Hearst is a partner in the Menlo Park, California venture capital firm of Kleiner, Perkins, Caufield and Byers, which he joined in January 1996.  From October 1984 to December 1995, Mr. Hearst served as Publisher of the San Francisco Examiner newspaper, then owned by Hearst.  Mr. Hearst is a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst, President and Director of the William Randolph Hearst Foundation and Vice President and a Director of The Hearst Foundation.  Mr. Hearst has also served as a Director of Juniper Networks Inc. since May of 1996.  Mr. Hearst is a cousin of George R. Hearst, Jr.

Your directors recommend a vote FOR the election of the Series B Director nominees.

PROPOSAL 2 ― INCENTIVE PLAN PROPOSAL

Our Board has approved the Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan (the “2007 Incentive Plan”) and is recommending the 2007 Incentive Plan for approval.

The terms of the 2007 Incentive Plan are substantially similar to the terms of our current 2004 Long Term Incentive Compensation Plan.  The following is a summary of certain material features of the 2007 Incentive Plan and is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, which is set forth in the attached Exhibit A.  The effective date of the 2007 Incentive Plan is April 1, 2007, subject to approval by the stockholders.  Effective upon stockholder approval of the 2007 Incentive Plan, our Board has terminated the 2004 Long Term Incentive Compensation Plan with respect to the authorization to make any further awards under that Plan.

General

The purposes of the 2007 Incentive Plan are (i) to attract and retain the most talented available individuals as our key employees and non-employee directors and (ii) by providing equity-based incentives, to encourage those key employees and non-employee directors to contribute their maximum efforts to the success of our business, thereby serving our best interests and the best interests of our stockholders.  Under the plan, the Board may award various forms of incentive compensation, including incentive stock options, non-qualified stock options and restricted stock, to executive officers (five persons in 2006), Non-Employee Directors (nine persons in 2006) and other select employees (approximately 270 persons in 2006) of the Company and its parent and their subsidiaries.  Incentive stock options may not be awarded to non-management members of the Board of directors and may not be awarded to employees of our parent’s other subsidiaries.  The Board can delegate its authority under the 2007 Incentive Plan to the Compensation Committee of the Board (or a subcommittee thereof).

  The 2007 Incentive Plan provides for the grant of a maximum of 2,400,000 shares of Series A Common Stock, of which no more than 500,000 shares may be subject to awards of Restricted Stock.  The maximum aggregate number of shares of Common Stock that may be subject to Stock Options or that may be Restricted Stock awards granted to a participant under the 2007 Incentive Plan in any one year will not exceed 500,000 shares and 165,000 shares, respectively.

Stock Options

Our Board will determine the number of shares of Series A Common Stock subject to Stock Options to be granted to each participant.  Generally, Stock Options granted under the 2007 Incentive Plan will provide for the purchase of Series A Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted.   Each Stock Option will be exercisable after the periods specified in the applicable option agreement, but no Stock Option will be exercisable after the expiration of 10 years from the date of grant.  Each grant will specify the required periods of continuous service by the participant with the Company, its parent or their respective subsidiaries and/or the performance criteria to be achieved before the Stock Options will become exercisable, and any grant may provide for the earlier exercise of the Stock Option in the event of a Change of Control (as defined in the 2007 Incentive Plan) of the Company or other similar transaction or event.

The 2007 Incentive Plan also provides for the automatic annual award of non-qualified Stock Options covering a fixed number of shares of Series A Common Stock to each of our Non-Employee Directors (which are defined under the 2007 Incentive Plan to be those directors who are not full-time employees of the Company or its affiliates) for each year that he or she continues to serve as a director (see “Director Compensation” on page 32).

Restricted Stock

Our Board may issue awards of Restricted Stock to participants in the 2007 Incentive Plan, which will be subject to vesting periods and may be subject to performance-based criteria based upon: (1) a percentage of the consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation or amortization (“EBITDA”) of the Company, its parent or their respective subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries or divisions of the Company, its parent or their respective subsidiaries,  (2) changes (or the absence of changes) in the market price of the Company’s common stock or (3) the extent to which the Company, its parent or their respective subsidiaries, divisions or other business units, or particular employees achieve targeted revenues, earnings, costs, broadcast cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment.  Targets may be in absolute amounts or relative to the performance of other companies or of an index.  Performance targets may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year.  Notwithstanding the foregoing, restricted stock can be granted on bases other than those set forth above in the case of any restricted stock for which an exception from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) is not being sought.  The 2007 Incentive Plan also provides for the automatic annual award of shares of Restricted Stock to each of our Non-Employee Directors for each year that he or she continues to serve as a director (see “Director Compensation” on page 32).

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2007 Incentive Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Incentive Stock Options.  Subject to the effect of the alternative minimum tax, discussed below, an optionee generally does not recognize income on the grant of an incentive stock option.  If an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares so acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will not be allowed any deduction by reason of the grant or exercise.  The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise.  Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss.  The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the incentive stock option or within one year from the date of exercise (an “Early Disposition”), the optionee will recognize ordinary income at the time of such Early Disposition of an amount equal to the excess, if any, of the lesser of (i) the amount realized on the Early Disposition or (ii) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares.  The Company will be entitled to a deduction in an amount equal to such income.  The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition.  If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is included in the optionee’s alternative minimum taxable income for purposes of determining alternative minimum tax.

Non-Qualified Stock Options.  Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code.  Although an optionee does not recognize ordinary income at the time of the grant of the non-qualified option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the non-qualified option and the amount of cash paid for the stock.

As a result of the optionee’s exercise of a non-qualified stock option, the Company generally will be entitled to deduct as compensation an amount equal to the amount of ordinary income recognized by the optionee.  The Company’s deduction will be taken in the taxable year in which the option is exercised.

Restricted Stock.  Generally, a participant will not be taxed on an award of Restricted Stock until the award becomes nonforfeitable or certain other restrictions lapse, unless the participant makes an election under Section 83(b) of the Code.  If the participant makes a valid election under Section 83(b), the participant will recognize ordinary income, and the Company will be entitled to a deduction, of an amount equal to the ordinary income recognized by the participant upon the grant.  The participant will generally recognize capital gain on any future appreciation upon a sale of such shares.

If a participant does not make an election under Section 83(b), on the date on which applicable restrictions lapse the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares on the date such restrictions lapse over (ii) the purchase price (if any) paid for the shares, and the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.  The amount recognized as income by the participant, whether in connection with an election under Section 83(b) or at the time of vesting, will be subject to the participant’s ordinary income tax rate, and will also be subject to all applicable tax withholdings requirements.

Limitation on Deduction.  Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million.  Under regulations issued by the Internal Revenue Service, an employee is a covered employee if his compensation is required to be reported under Securities and Exchange Commission (“SEC”) disclosure rules and he is employed as of the last day of the taxable year.  Generally, compensation arising from stock options or restricted stock that is awarded by a committee comprised of non-employee directors is considered “qualified performance-based compensation” and exempt from the $1 million limit if the stockholders approve the terms of the relevant plan specifying the maximum number of shares that may be awarded to any participant over a specific time period and, (i) in the case of stock options, the option exercise price is no less than the fair market value on the date of grant and (ii) in the case of Restricted Stock, the awards are subject to appropriate performance criteria the achievement of which is certified by such committee.  The $1 million limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the “Change of Control” provisions set forth in the 2007 Incentive Plan.

Amendment and Termination

Our Board has the authority to amend or terminate the 2007 Incentive Plan at any time, except that no amendment will be effective if it adversely affects the rights of the holder of any outstanding Stock Option or Restricted Stock without the written consent of the holder affected and an amendment will also be subject to stockholder approval if required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Code (including Section 162(m)) or the rules of any applicable securities exchange or national market system.  The 2007 Incentive Plan may from time to time be amended to satisfy or otherwise conform to the conditions, requirements and provisions set forth in Rule 16b-3.  Unless earlier terminated, the 2007 Incentive Plan will automatically terminate on April 1, 2017.

On March 28, 2007, the closing price of our Series A Common Stock on the New York Stock Exchange was $26.85 per share.

No compensation has been awarded under the 2007 Incentive Plan.  The amounts that will be awarded to our Chief Executive Officer and our other four most highly compensated executive officers pursuant to the 2007 Incentive Plan are not currently determinable.  The amounts that would have been awarded pursuant to the 2007 Incentive Plan if it had been in effect during 2006 would have been the same as those awarded to such officers pursuant to the 2004 Long Term Incentive Compensation Plan.  The

amounts that would have been awarded to Non-Employee Directors pursuant to the 2007 Incentive Plan if it had been in effect during 2006 would have differed in that four additional directors would qualify for equity compensation (4,000 shares of stock options and 1,000 shares of restricted stock for each director).  For further information, see “Executive Compensation— Grants of Plan-Based Awards” and “Director Compensation.”

Equity Compensation Plans

The following table is included to summarize information concerning our equity compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	8,806,296	(1)	$23.85	4,474,174	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	8,806,296		$23.85	4,474,174

(1)             Includes shares of Series A Common Stock to be issued upon exercise of stock options granted under the Company’s Amended and Restated 1997 Stock Option Plan and the Company’s 2004 Long Term Incentive Compensation Plan. The Company also awarded 167,000 shares of restricted stock under the 2004 Long Term Incentive Compensation Plan.

(2)             Includes 252,800 shares of Series A Common Stock available for future stock option and restricted stock grants under the Company’s 2004 Long Term Incentive Compensation Plan and 4,221,374 shares of Series A Common Stock reserved for future issuance under the Company’s Employee Stock Purchase Plan.  However, the 252,800 shares currently available under the 2004 Long Term Incentive Compensation Plan will cease to be available, and awards under that plan will cease to be made, upon shareholder approval of the 2007 Long Term Incentive Compensation Plan.

Hearst Broadcasting, which held approximately 73.6% of the outstanding voting power of our Common Stock as of the Record Date, has notified us that it intends to vote in favor of the Incentive Plan Proposal.   Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Incentive Plan Proposal will be approved.

Your directors recommend a vote FOR the Incentive Plan Proposal.

PROPOSAL 3 — INDEPENDENT AUDITORS RATIFICATION PROPOSAL

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“D&T”) to serve as our independent auditors for the year ending December 31, 2007.  The Board of Directors is submitting the appointment of D&T as our independent auditors for stockholder ratification and recommends that stockholders ratify that appointment at the Annual Meeting.  Representatives of D&T are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

Hearst Broadcasting, which held approximately 73.6% of the outstanding voting power of our Common Stock as of the Record Date, has notified us that it intends to vote in favor of the Independent Auditors Ratification Proposal.   Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Independent Auditors Ratification Proposal will be approved.

Your directors recommend a vote FOR the Independent Auditors Ratification Proposal.

PROPOSAL 4 — SHAREHOLDER PROPOSAL

One of our shareholders, Marathon Partners, L.P. (“Marathon”), has submitted a letter to us requesting that the proposal set forth below be submitted to our shareholders for consideration at the annual meeting.  Mr. Mario Cibelli, Managing Member of Marathon, has stated that he intends to introduce this proposal at the meeting.  Marathon’s address is 52 Vanderbilt Avenue, 4th Floor, New York, New York 10017.  As of December 31, 2006, Marathon beneficially owned 192,340 shares of Series A Common Stock (approximately .37% of the outstanding shares of our Series A Common Stock, representing approximately .21% of the total voting power of our outstanding shares).  For the reasons set forth below, our Board recommends a vote against the proposal.

In accordance with applicable rules of the Securities and Exchange Commission, we have set forth Mr. Cibelli’s proposal below, for which we accept no responsibility.

Proposal

RESOLVED: That the shareholders of Hearst-Argyle Television, Inc. (“Hearst-Argyle” or “the Company”) hereby request that the Board of Directors of the Company form an independent committee for the purpose of selling Hearst-Argyle Television, Inc.

Marathon’s Supporting Statement

“The proponent, a holder of over 100,000 shares of Series A Common Stock of Hearst-Argyle, believes that in order to maximize shareholder value Hearst-Argyle should be sold.

“According to Hearst-Argyle’s own proxy materials, the Company’s shares have significantly underperformed the S&P 500 since the 1997 combination of Hearst Broadcast Group and Argyle-Television.  Furthermore, the Company’s total return to shareholders since December 31, 1997 has been negative.

“This performance, spanning almost a decade, necessitates a change in strategy.  Given the Board of Directors fiduciary obligation to maximize shareholder value, the proponent believes that a sale of the company is in the best interests of shareholders at this time.

“Although the proponent is not aware at this time of another company that may be interested in acquiring Hearst-Argyle, the proponent believes that the Company owns a portfolio of unique and valuable assets.  For this reason, the proponent believes there may be parties willing to acquire Hearst-Argyle at a significant premium to currently prevailing market prices.

“While the adoption of this proposal will not legally bind the Board of Directors, the proponent trusts that given their fiduciary responsibilities, the Directors will honor their stockholders’ request.”

Statement by the Board of Directors in Response

More than 73% of the equity of the Company, including a majority of the voting power of the Company’s stock, and the right to appoint a majority of the members of the Company’s Board of Directors, is held by Hearst Broadcasting, a wholly-owned subsidiary of Hearst.  Accordingly, no extraordinary transaction such as that proposed could be accomplished without the support of Hearst in its capacity as a shareholder of the Company.  We have been advised by Hearst that it currently intends to vote against the proposal.  Unless and until Hearst advises the Company of its interest in pursuing a sale of the Company, the formation of a committee of the Board to explore such a sale would be pointless.  The Board of Directors accordingly recommends a vote against this proposal.

Your directors recommend a vote AGAINST the Shareholder Proposal.

BOARD OF DIRECTORS—GENERAL INFORMATION

Directors Continuing in Office

Series B Class I Directors (Term expires in 2008):

Frank A. Bennack, Jr. has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  In December 2002, Mr. Bennack was designated to serve as the presiding director of periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate.  Mr. Bennack served as President and Chief Executive Officer of Hearst from January 1979 through May 2002.  Since June 1, 2002, Mr. Bennack has served as Vice Chairman of Hearst’s Board of Directors and Chairman of Hearst’s Executive Committee.  He is also a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.  Mr. Bennack is also a Director of Polo Ralph Lauren Corporation and was a Director of Wyeth until February 28, 2006 and of J.P. Morgan Chase & Co. until July 1, 2004.

John G. Conomikes has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  From June 1999 to November 2002 Mr. Conomikes served as Senior Vice President of Hearst.    Mr. Conomikes also served as our President and Co-Chief Executive Officer from August 1997 to June 1999.  Prior to this time, he served as a Vice President of Hearst and the General Manager of Hearst’s broadcast group since March 1983.  From January 1981 to March 1983, Mr. Conomikes served as Hearst’s General Manager of Television and from February 1970 to January 1981, served as Vice President and General Manager of WTAE in Pittsburgh, Pennsylvania.  Mr. Conomikes joined Hearst in 1959 at WTAE where he served in various positions before assuming the Vice President and General Manager positions at the station.  Mr. Conomikes is also a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

George R. Hearst, Jr. has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  Mr. Hearst has served as the Chairman of the Board of Directors of Hearst since March 1996.  From April 1977 to March 1996, Mr. Hearst served as a Vice President of Hearst and headed its real estate activities.  He is also a Trustee of the Trust established under the Will of William Randolph Hearst, a Director of the William Randolph Hearst Foundation and the President and a Director of The Hearst Foundation.  Mr. Hearst is a cousin of William R. Hearst III.

Bob Marbut served as Co-Chief Executive Officer and Chairman of our Board of Directors from August 29, 1997 through December 31, 2002 and has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  Mr. Marbut currently serves as Executive Chairman of Electronics Line 3000 Ltd., a company that develops and markets electronic security systems, and as Executive Chairman of SecTecGLOBAL, Inc., the U.S.-based wholly-owned subsidiary of Electronics Line 3000.  Also, he serves as Chairman and Co-Chief Executive Officer of Argyle Security Acquisition Corporation, a NASDAQ company that seeks to acquire companies in the electronic security sector.  Previously, Mr. Marbut served as the Co-Founder, Chairman and Chief Executive Officer of Argyle Television, Inc. from August 1994 until August 29, 1997.  In addition to Electronics Line 3000 and Argyle Security Acquisition Corporation, Mr. Marbut is also a Director of the Tupperware Brands Corporation and Valero Energy Corporation.

Gilbert C. Maurer has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997.  Mr. Maurer served as Chief Operating Officer of Hearst from March 1990 until March 1998 and as Executive Vice President of Hearst from June 1985 until September 1998.  Mr. Maurer currently is serving as a consultant to Hearst. Mr. Maurer is a member of Hearst’s Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

Series A Class I Director (Term expires in 2008):

Caroline L. Williams has served as one of our Directors since 1994.  From May 2001 to June 2005, Ms. Williams served as Chief Financial and Investment Officer of The Nathan Cummings Foundation.  She currently serves as Director of Shareholder Activities for the Foundation.  Ms. Williams served as President of Grey Seal Capital, an investment and consulting firm from October 1997 through May 2001.  From July 1992 through September 1993, Ms. Williams served as the Vice President, Program Support of TechnoServe, a non-profit organization providing business, management and technical assistance to community-based enterprises in Latin America and Africa.

Information Regarding the Board of Directors and its Committees

Our Board of Directors held a total of five meetings in 2006.  Each director attended (either in person or by telephone) at least 75% of the total number of meetings held by the Board of Directors.  Each director attended (either in person or by telephone) at least 75% of the total number of meetings held by all Board committees on which he or she served.   Members of our Board are also invited and encouraged to attend our annual meeting of stockholders.  Ten of our then 12 Board members attended last year’s annual meeting.

Our Board of Directors has a standing Audit Committee, Compensation Committee and an Executive Committee.  Because Hearst Broadcasting controls a majority of our voting stock, we qualify as a “controlled company” under New York Stock Exchange (“NYSE”) listing standards.  As a controlled company, we are not subject to certain NYSE listing standards which regulate the composition of listed company boards and compensation committees.   As a controlled company, we also are exempt from the NYSE listing requirement to have, and we do not have, a standing nominating committee.

Audit Committee.    The Audit Committee consists of Ken J. Elkins, David Pulver and Caroline L. Williams.  The Audit Committee assists our Board of Directors in its oversight of our financial reporting practices and the quality and integrity of our financial statements.  The Audit Committee also retains the independent auditors to audit our financial statements (subject to stockholder ratification) and consults with our independent auditors and with personnel from the internal financial staff with respect to corporate accounting, reporting and internal control practices.  The Board of Directors has determined that each member of the Audit Committee is financially literate in accordance with NYSE listed company standards.  In addition, the Board of Directors has determined that each member of the Audit Committee is independent in accordance with NYSE listed company standards, including the enumerated criteria in NYSE Rule 303A.02(b), and has affirmatively determined that no member of the Audit Committee has a “material relationship” with the Company as defined in NYSE Rule 303A.02(a).  In making this determination, the Board noted that Caroline Williams and David Pulver have not had any relationship with the Company other than as a director, and that, while Ken Elkins was an officer of Pulitzer prior to joining the Company’s Board, that relationship was not deemed material because the Company acquired Pulitzer over eight years ago and Mr. Elkins ceased to be an employee of Pulitzer at that time.   Our Board has further determined that David Pulver, Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined in SEC Regulation S-K (see “Election of Directors Proposal” above for a description of David Pulver’s relevant experience).  The Audit Committee met 11 times during 2006.  Our Audit Committee Charter is attached to this proxy statement as Exhibit B, and is available on our Website at www.hearstargyle.com.  You may also request a copy of our Audit Committee Charter by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

Compensation Committee.    The Compensation Committee consists of Frank A. Bennack, Jr., Victor F. Ganzi, Michael E. Pulitzer, David Pulver and Caroline L. Williams.  Ms. Williams serves as Chair of the Compensation Committee.  The Compensation Committee reviews and approves salary and bonus levels for executive officers and total compensation for our senior executive officers.  The Compensation Committee also has the power to recommend to the Board (and in limited circumstances to make) stock option and restricted stock awards to participants in our incentive compensation plans.  The Compensation Committee met five times during 2006.  Our Compensation Committee Charter is available on our Website at www.hearstargyle.com.  You may also request a copy of our Compensation Committee

Charter by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

Executive Committee.    The Executive Committee consists of David J. Barrett, Frank A. Bennack, Jr., John G. Conomikes, Victor F. Ganzi, George R. Hearst, Jr., Bob Marbut and David Pulver.  Mr. Conomikes serves as Chair of the Executive Committee.  During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of our Board of Directors in the direction and management of the business and affairs of the Company.  The Executive Committee did not meet during 2006.

Non-Management and Independent Directors Meetings.   Our non-management directors, who consist of all of the members of our Board of Directors except for David J. Barrett (Victor F. Ganzi has also recused himself from such meetings from time to time, although he is not a member of the Company’s management and is under no obligation to do so), met in executive session four times during 2006.  In addition, those directors whom our Board of Directors has determined are independent, David Pulver, Caroline L. Williams and Ken Elkins, met in executive session once in 2006.   Frank A. Bennack, Jr. serves as the presiding director over executive sessions of the non-management members of our Board of Directors.  The presiding director also addresses matters related to our corporate governance.  Any shareholder, employee or other interested person wishing to express concerns to the non-management directors on our Board about (a) our operations, (b) our financial reporting or (c) any other matter related to us, may submit information that describes his or her concerns by mail to Presiding Director, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019, or by phoning us at our ReportLine discussed on the following page.

Director Qualification Standards and Nomination Process.  Because we are a controlled company as defined by NYSE listing standards, we are not required to have, and do not have, a standing nominating committee.  Our Amended and Restated Certificate of Incorporation provides for classified directors — the holders of Series A Common Stock elect the two Series A Directors and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors, who are designated as the Series B Directors.  The Board selects nominees to be considered for election in accordance with our Corporate Governance Guidelines, which are available on our Website at www.hearstargyle.com.

While we have relied primarily on recommendations from management and members of our Board to identify director nominee candidates, our Board will also consider any candidate who is timely recommended by a stockholder as a nominee to serve as a Series A Director.  Stockholders wishing to suggest a candidate for director nomination for the 2008 Annual Meeting should mail their suggestions to Secretary, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.  Suggestions must be received by the Secretary no later than December 4, 2007.  The manner in which our Board evaluates director nominee candidates suggested by stockholders will not differ from the manner in which they evaluate candidates recommended by other sources.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller.  The Code of Business Conduct and Ethics is available on our Website at www.hearstargyle.com.  You may also request a copy of our Code of Business Conduct and Ethics by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that set the framework within which the Board and management fulfill their respective responsibilities.  The Corporate Governance Guidelines are available on our Website at www.hearstargyle.com.  You may also request a copy of our Corporate Governance Guidelines by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

ReportLine

We have a telephone hotline for employees and others to submit their concerns regarding a possible violation of our Code of Business Conduct and Ethics, questionable accounting or auditing matters, or other concerns.  To submit a concern, you may call our ReportLine at 1-800-450-4209.  You may choose to direct your concerns to the Board, to the non-management members of the Board, or to the Audit Committee.  Any concerns regarding accounting or auditing matters will be automatically directed to our Audit Committee.  All communications that we receive from our ReportLine will be kept confidential, and anonymous calls will be accepted.  Information about our ReportLine is also available on our Website at www.hearstargyle.com.

Independent Auditors Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, (collectively, the “Deloitte Entities”) audited our annual consolidated financial statements for the year ended December 31, 2006 and reviewed our interim financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2006.  Representatives of the Deloitte Entities are expected to be present at the Annual Meeting of Stockholders to answer questions.  We will give them the opportunity to make a statement if they wish to do so.

Audit and Other Fees

The fees billed by the Deloitte Entities for various types of professional services and related expenses during the years ended December 31, 2006 and December 31, 2005 were approximately as follows:

Type of Service	Fees for the year ended December 31, 2006	Fees for the year ended December 31, 2005
Audit	$1,876,150	$1,948,393
Audit-Related	$110,100	$108,500
Tax	—	—
All Other	—	—

Audit fees in 2006 and 2005 consisted of fees for the audits of the annual consolidated financial statements, reviews of the statements included in our quarterly reports on Form 10-Q and professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Fees for audit-related services in 2006 and 2005 consisted of the audits of our employee benefit plans and the stand-alone audit of Hearst-Argyle Capital Trust, our wholly-owned unconsolidated subsidiary (the “Trust”).

In 2006 and 2005, there were no fees paid to the Deloitte Entities for tax or other services.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services and permitted non-audit services provided to us or our subsidiaries by our independent auditors.

The Audit Committee has determined that the provision of audit services for the employee benefit plans and the stand-alone audit of the Trust during the year ended December 31, 2006 was compatible with the maintenance of the independence of the Deloitte Entities.   For the year ended December 31, 2006, the Audit Committee pre-approved all services rendered by the Deloitte Entities.

The Audit Committee will select the firm that audits our financial statements (subject to stockholder ratification) and will determine the compensation for that firm.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, the Compensation Committee consisted of Frank A. Bennack, Jr., Victor F. Ganzi, Michael E. Pulitzer, David Pulver and Caroline L. Williams.  Mr. Bennack serves as Vice Chairman of Hearst’s Board of Directors.   Mr. Ganzi is President and Chief Executive Officer of Hearst.  We also have entered into transactions with Hearst and its affiliates from time to time.    See “Certain Relationships and Related Transactions.”  Mr. Barrett, our President and Chief Executive Officer, is a Director of Hearst, but is not a member of Hearst’s compensation committee.  Prior to consummation of the Pulitzer Merger in 1999, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers as of December 31, 2006, are as follows:

Name	Age	Position
David J. Barrett*	58	President and Chief Executive Officer
Harry T. Hawks	53	Executive Vice President and Chief Financial Officer
Steven A. Hobbs	48	Executive Vice President, Chief Legal and Development Officer
Terry Mackin	50	Executive Vice President
Philip M. Stolz	59	Senior Vice President

*                    Member of the Board of Directors. See “Election of Directors Proposal” for additional information.

Harry T. Hawks has served as our Executive Vice President and Chief Financial Officer since February 2000 and as our Senior Vice President and Chief Financial Officer from the consummation of the Hearst Transaction on August 29, 1997 until February 2000.  Prior to this time and since August 1994, he served as our Chief Financial Officer and Treasurer.  Mr. Hawks served as Vice President—Finance of Argyle Television Holding, Inc. (a television company unrelated to our present business) from March 1993 until June 1993 and from June 1993 to April 1995 he served as its Chief Financial Officer.  Prior to joining Argyle Television Holding, Inc., Mr. Hawks co-founded Cumberland Capital Corporation, a merchant banking firm, where he served as President and as a Director from 1989 until 1992.

Steven A. Hobbs has served as our Executive Vice President, Chief Legal and Development Officer since December 2005 and served as our Senior Vice President, Chief Legal and Development Officer from January 2004 to December 2005.  Prior to joining the Company, Mr. Hobbs was a partner with the law firm of Clifford Chance US LLP from January 1993 to January 2004, specializing in securities and mergers and acquisitions.  During this period, he held various management positions at that firm, most recently as Americas Mergers & Acquisitions Practice Group Leader and member of the Americas Management Group from September 1999 through February 2003.

Terry Mackin has served as our Executive Vice President since May 1999.  Prior to his appointment as Executive Vice President, Mr. Mackin served as President and Chief Operating Officer of StoryFirst Communications, Inc. from January 1997 to May 1999, where he was responsible for the design and management of several rapidly growing Eastern European media properties, including two television networks, eight radio stations and eight television stations in Russia and the Ukraine.  Prior to joining StoryFirst, Mr. Mackin served as Executive Vice President and Chief Operating Officer of Ellis Communications from July 1994 to September 1996.

Philip M. Stolz has served as our Senior Vice President since December 1998.  Prior to his appointment as Senior Vice President, Mr. Stolz served as President and General Manager of WBAL-TV, our television station in Baltimore, Maryland.  Mr. Stolz joined WBAL-TV in 1991 as Vice President and General Manager.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Compensation Committee, which is composed of directors who are not Hearst-Argyle employees, reviews and approves compensation packages for all of Hearst-Argyle’s executive officers, as well as the other corporate officers and general managers of the television stations that Hearst-Argyle owns or manages.  As such, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO and the other named executive officers, or “NEOs”.  Additionally, the Compensation Committee makes recommendations to the Board of Directors with respect to the establishment, modification and administration of incentive and benefit programs, including the equity compensation plans and pension plans described below.

Our Compensation Philosophy and Objectives

Generally.  Our objective is to compensate Hearst-Argyle’s NEOs in the manner best designed to create long-term value for its stockholders. Our philosophy is that there is a positive correlation between long, productive careers, long-term operating and financial performance and long-term stockholder value.  To that end, the primary objectives of our executive compensation program are to (1) attract talented NEOs to manage and lead the Company, (2) reward them for near-term operating and financial performance and (3) encourage them to strive to achieve excellent operating and financial results for the Company and its stockholders over the longer term.  To achieve these objectives, we maintain a compensation structure consisting of an appropriate mix of elements designed to allow us to appropriately reward near-term performance while simultaneously encouraging both retention and longer term operating success.  These elements consist of salary, annual cash bonus, equity incentive compensation, and retirement and other benefits.  Many of these elements simultaneously meet both our near-term and long-term compensation goals.

Within this framework we consider each of the elements of our compensation package for each NEO, combining them in the manner we believe will best meet our stated objectives on a cost-effective basis and incentivize that NEO’s performance.  When deciding on the mix and amount of compensation for each NEO, we consider many factors, including current compensation levels and future compensation and/or career opportunities, the Company’s recent, current and projected operating and financial performance, as well as the tax and accounting consequences to the Company of different compensation elements.  As described below, significant portions of the various components of our NEO compensation arrangements are intended to be tied to the Company’s operating and financial performance and stock price, which in turn aligns their interests with the long-term interests of our stockholders.

Rewarding Results.  Key elements of compensation that we use to reward NEOs’ performance include:

•                  a competitive base salary that reflects the depth of the NEO’s expertise and management experience, as well as continued performance and service to the Company;

•                  a cash bonus that is based on an assessment of the NEO’s performance against the achievement of certain targets based on the Company’s cash flow from operating activities or adjusted earnings before interest, taxes, depreciation and amortization, or “Adjusted EBITDA”, and on pre-determined quantitative and qualitative measures; and

•                  equity incentive compensation in the form of stock options and restricted stock, the value of which is contingent upon the performance of our Series A Common Stock, and the receipt of which is subject to vesting schedules that require continued service with the Company.

Base salary and potential bonus levels are established to be commensurate with the NEO’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness, and to reward annual achievements, while the Company’s equity compensation program is designed to motivate and challenge the NEO to achieve superior operating and financial results over the longer term.

Aligning NEO and Stockholder Interests.  Within the above-described structure we also seek to align the interests of the NEOs with those of our stockholders by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term stockholder value, including revenue and cash flow from continuing operations.  Also, awards of stock options and restricted stock with vesting schedules of several years are key elements of compensation that align the interests of the NEOs with stockholders because they link a significant portion of compensation to stockholder value because the total value of these awards is determined by the appreciation in value of the Company’s Series A Common Stock over a period of several years.

Continued Service and Education.  We also seek to encourage the Company’s NEOs to remain with the Company by conditioning portions of their compensation on continued service and investing in their continuing professional development.  Key elements of compensation that require continued service to receive any, or maximum, payout include:

•                  the extended vesting terms on elements of equity incentive compensation, i.e., stock options and restricted stock; and

•                  our Supplemental Retirement Plan, which does not entitle executives to any benefit unless they remain employed with the Company for at least five years, and the amount of which benefit is determined by the number of years that the NEO is employed by the Company.

The Company has made a significant investment in education and development programs for our NEOs.  These programs focus on general leadership issues, as well as specific issues affecting the television industry, and are designed to ensure that the Company’s NEOs remain among the most informed and respected in their field.

How We Implement our Compensation Objectives

Generally.  We determine compensation after carefully evaluating each NEO’s performance during the year against the goals that we established for him for that year, his demonstrated leadership in discharging his management responsibilities, the extent to which he contributed to the Company’s operating and financial performance, his current compensation arrangements and his long-term potential to enhance stockholder value.  Specific factors that we consider when making bonus and equity compensation decisions for the NEOs include:

•                  key measurements of the Company’s operating and financial performance, including revenues, share of revenues and audience ratings (in the case of certain NEOs who supervise television stations), and cash flow from continuing operations;

•                  the NEO’s contributions to strategic objectives, as well as project-specific initiatives;

•                  the NEO’s achievement of specific operational goals;

•                  the NEO’s efforts, where applicable, in launching new content or services, his leadership in the industry and his ability to enable the Company to attract and retain audiences and advertisers;

•                  the NEO’s commitment to fostering the Company’s values and culture with employees; and

•                  the NEO’s emphasis on our ethics policies, as well as commitment to best practices for corporate compliance, community leadership and diversity.

When determining bonus and equity awards, we also consider the Company’s operating and financial performance during the fiscal year for which the awards are to be made, as well as the Company’s financial performance in prior periods.

We consider competitive market compensation paid by our peers and other media companies in determining NEO salaries, bonuses and equity compensation awards, but we do not attempt to maintain a certain target percentile within a peer group or otherwise place undue reliance on that information.  In addition, we use formulas to assist us in setting financial goals and consider the achievement of those goals in determining compensation levels, in particular our cash bonus awards.  However, we do not adhere rigidly to formulas when doing so would force us to overreact to near-term changes in business performance or otherwise set inappropriate compensation levels.  We maintain flexibility in our compensation program in order to take into consideration the evolving business environment and the cyclical nature of the television business, in which odd- and even-year financial results may differ considerably due to the presence or absence of political (and, to a lesser extent, Olympic) advertising revenues.

We strive to achieve an appropriate mix between cash and equity incentive awards in order to meet our objectives.  The mix of compensation elements, and relative proportion of each, that we select for each NEO is designed to simultaneously reward recent results and motivate long-term performance.

The Role of the Compensation Committee and CEO.  The Compensation Committee evaluates the performance of the CEO in terms of the Company’s operating and financial performance and determines CEO compensation in the context of the goals and objectives of the compensation program.  The CEO and the Compensation Committee together assess the performance of the other NEOs and determine their compensation, based on initial recommendations from the CEO.  The other NEOs do not play a role in their own compensation determination, other than discussing their individual performance objectives, and the subsequent achievement of those objectives, with the CEO.

The Role of Compensation Consultants.  Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant who determines or recommends the amount or form of compensation for any individual NEO or director.  However, as discussed above, we do consider competitive market compensation paid by our peers and other media companies in determining NEO compensation, and the Company and the Compensation Committee periodically have consulted Towers Perrin on this peer information, as well as the structure of the NEO compensation program generally. The Company’s NEOs did not participate in the selection of Towers Perrin, nor of any other compensation consultant.

When consulted, Towers Perrin provides the Compensation Committee with industry data and information concerning compensation trends along with their general views on specific compensation elements and/or programs.  In addition, the Company participates annually in an industry wide long-term incentive survey which provides data concerning external market practices and which data is provided on an aggregated basis to Towers Perrin.  Except for the foregoing, the Company does not receive any other services from Towers Perrin.  The Company has not used the services of any other compensation consultant in matters affecting NEO or director compensation. However, either the Company or the Compensation Committee may do so in the future.

NEO Employment Agreements.  The Company maintains employment agreements with each of the NEOs.  The CEO’s employment agreement is negotiated between the CEO and the Compensation Committee while the other NEOs’ employment agreements are negotiated between the individual NEO and the CEO, in consultation with the Compensation Committee as to specific compensation elements and terms.   Each employment agreement sets forth the base salary, as well as the maximum bonus opportunity (expressed as a percentage of base salary), payable to the NEO for each year of the employment agreement’s term.  The material terms of these agreements are summarized briefly below.

David J. Barrett — President and Chief Executive Officer.  As of January 1, 2006, the Company entered into an employment agreement with Mr. Barrett for a term commencing on January 1, 2006 and ending on December 31, 2008.  For calendar year 2006, Mr. Barrett’s annual base salary was $1,050,000 and his maximum bonus opportunity was 110% of his annual base salary.  For calendar years 2007 and 2008, Mr. Barrett’s annual base salary is $1,125,000 and his maximum bonus opportunity is 110% of his annual base salary.  In determining Mr. Barrett’s salary amounts for the contract period, the Compensation Committee considered the factors and compensation objectives discussed above, as well as the tax consequences to the Company of the $1,000,000 limit on deductibility of non-performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee determined that, in light of all the factors considered, the salary levels were appropriate.  Mr. Barrett’s employment agreement also contains a provision under which he would receive certain payments upon certain circumstances involving a change in control of the Company, which is described further below.

Harry T. Hawks — Executive Vice President and Chief Financial Officer.  As of January 1, 2005, the Company entered into an employment agreement with Mr. Hawks for a term commencing on January 1, 2005 and ending on December 31, 2007.  For calendar year 2006, Mr. Hawks’ annual base salary was $550,000 and for calendar year 2007, Mr. Hawks’ annual base salary is $575,000.  For both years 2006 and 2007, Mr. Hawks’ maximum bonus opportunity is 75% of his annual base salary.  Mr. Hawks’ employment agreement contains a provision under which he would receive certain payments upon certain circumstances involving a change in control of the Company, which is described further below.

Steven A. Hobbs — Executive Vice President and Chief Legal and Development Officer.  As of January 1, 2006, the Company entered into an employment agreement with Mr. Hobbs for a term commencing on January 1, 2006 and ending on December 31, 2007.   For calendar year 2006, Mr. Hobbs’ annual base salary was $550,000 and for calendar year 2007, Mr. Hobbs’ annual base salary is $575,000. For both years 2006 and 2007, Mr. Hobbs’ maximum bonus opportunity is 75% of his annual base salary.

Terry Mackin — Executive Vice President.  As of January 1, 2006, the Company entered into an employment agreement with Mr. Mackin for a term commencing on January 1, 2006 and ending on December 31, 2007.  For calendar year 2006, Mr. Mackin’s annual base salary was $705,000, and for calendar year 2007, Mr. Mackin’s annual base salary is $730,000.  For both years 2006 and 2007, Mr. Mackin’s maximum bonus opportunity is 75% of his annual base salary.  Mr. Mackin’s employment agreement contains a provision under which he would receive certain payments upon certain circumstances involving a change in control of the Company, which is described further below.

Philip M. Stolz — Senior Vice President.  As of January 1, 2007, the Company entered into an employment agreement with Mr. Stolz for a term commencing on January 1, 2007 and ending on December 31, 2008.  For calendar year 2007, Mr. Stolz’s annual base salary is $540,000 and his maximum bonus opportunity is 75% of his annual base salary.  For calendar year 2008, Mr. Stolz’s annual base salary will be $555,000 and his maximum bonus opportunity will be 75% of his annual base salary.

The employment agreements may be terminated by the Company upon the death of the executive officer or for “cause” and, with respect to Messrs. Barrett, Hawks and Mackin, by either the Company or Messrs. Barrett, Hawks or Mackin within 60 days following a “change of control” (in each case, as defined in the employment agreements).  If any of their employment agreements are so terminated in connection with a change of control, Messrs. Barrett, Hawks or Mackin, as applicable, will be entitled under certain circumstances to receive his base salary for the duration of the term of his employment agreement as if no termination had occurred, as well as any accrued but unpaid bonus and any future unpaid bonus, payable at a percentage of the maximum potential bonus award.

Equity Award Practices. Typically, the Compensation Committee considers equity awards for NEOs and other key employees at its regularly scheduled December meeting, and recommends those awards to the full Board for approval at its regularly scheduled December meeting.  The exercise price of each stock option awarded to our NEOs is determined in accordance with the long-term incentive compensation plan under which it was awarded.  The exercise price under the Amended and Restated 1997 Stock Option Plan and the 2007 Long Term Incentive Compensation Plan is the closing price of the Company’s Series A Common Stock on the date of award, while the exercise price under the 2004 Long Term Incentive Compensation Plan is the closing price of the Company’s Series A Common Stock on the trading day preceding the award.  The award date for stock options awarded to NEOs under the plans is the date on which the Board (or in limited circumstances, such as a new hire, the Compensation Committee) approves them.

The Company is also permitted under the 2004 Long Term Incentive Compensation Plan (and would be permitted under the 2007 Long Term Incentive Compensation Plan) to award restricted stock to

NEOs and certain other key employees.  These awards are also considered, recommended and approved at these December meetings, and their award date is also the date that such awards are approved by the Board (or the Compensation Committee, if applicable).

Board and committee meetings are generally scheduled well in advance and scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.  The Company’s 2004 Long Term Incentive Compensation Plan and 2007 Long Term Incentive Compensation Plan do not permit the repricing of stock options, and the Company has not awarded any equity compensation retroactively.

$1 Million Limit on Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the amount that a public company may deduct for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met.  Specifically, this limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).

Generally, the Company awards cash bonuses to NEOs pursuant to its 2003 Incentive Compensation Plan and equity compensation awards pursuant to its 2004 Long Term Incentive Compensation Plan (the Company intends to replace the 2004 Long Term Incentive Compensation Plan with the 2007 Long Term Incentive Compensation Plan, as further described on page 8).  The Company’s 2003 Incentive Compensation Plan is structured with the intent that compensation attributable to bonuses that may be awarded under the plan will not be subject to the Section 162(m) limitation on deductibility.  The 2004 Long Term Incentive Compensation Plan is (and the 2007 Long Term Incentive Compensation Plan is) also structured with the intent that compensation attributable to equity compensation awarded under the plan is not subject to the Section 162(m) limitation on deductibility.  For 2006, the payments of annual bonuses (with the exception of the CEO, as discussed above) and the awards of stock options (but not awards of restricted stock) were designed with the intent to satisfy the above requirements for deductible compensation.  In the case of any NEO who is expected by the Compensation Committee to be a “covered employee” within the meaning of Section 162(m) of the Code for the year for which an award is made, the awards are approved by a subcommittee of the Compensation Committee consisting solely of “outside directors” for purposes of Section 162(m) of the Code.

As required under the tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, including annual bonuses awarded under the 2003 Incentive Compensation Plan and certain equity awards under our long term incentive compensation plan.  We are seeking stockholder approval of the new 2007 Long Term Incentive Compensation Plan at the Annual Meeting, as further described on page 8, and will seek approval of the terms of our 2003 Incentive Compensation Plan at the 2008 Annual Meeting.

Stock Ownership. The NEOs’ stock ownership is shown in the Principal Stockholders table on page 37.  The Company has not implemented a stock ownership policy or requirement for its NEOs or directors.

Components of NEO Compensation

The primary components of our NEO compensation packages are (1) salary, (2) a bonus opportunity and (3) equity compensation.  In addition, our NEO compensation includes retirement and other benefits.

Salary.  Each NEO’s salary is established in that executive’s employment agreement with the Company, as described in the section “Employment Agreements” above.  The Compensation Committee has determined the salary set forth in Mr. Barrett’s employment agreement, and the Compensation Committee in consultation with Mr. Barrett has determined the salaries set forth in the employment agreements of the other executive officers.

In establishing base salary levels, the Compensation Committee reviews the salary levels for similar positions in broadcasting and media companies, and other companies comparable to the Company in terms of revenues and cash flow.  The Compensation Committee does not establish a specific formula targeting compensation at any particular level, but rather determines salary levels by subjectively evaluating the position and the individual’s performance and accomplishments. The Compensation Committee considers the scope of the NEO’s responsibilities, his performance, and the period over which he has performed those responsibilities.  Decisions regarding salary increases take into account the NEO’s current salary and the amounts paid to his peers within and outside the Company. Additionally, the Compensation Committee takes into account other components of compensation, such as bonus and previous stock option awards, in setting the salary levels.  We believe that we have appropriately set the salary levels for the NEOs to achieve our stated compensation objectives.  The salaries paid to the NEOs in 2006 are shown in the Summary Compensation Table on page 27.

Bonus Opportunity.  The Compensation Committee (in consultation with the CEO, except with respect to his own bonus opportunity) determines each executive’s annual cash-based bonus opportunity, which is set forth in their employment agreements and described above.  Generally, each NEO’s employment agreement specifies a maximum percentage of the individual’s base salary, typically ranging from 75% to 110% (depending on the particular executive), that may be payable as a cash bonus award.

Each February, the CEO reviews with the Compensation Committee the Company’s full-year financial results against the financial, strategic and operational goals established for the year, and the Company’s financial performance in prior periods.  Based on that review, the Compensation Committee determines the cash bonus amounts and authorizes their payment to the NEOs.

The bonus amount that each NEO receives depends upon the Company’s achievement of certain financial performance measures, typically based on cash flow from continuing operations of the Company (and/or individual television stations in the case of NEOs who have supervisory responsibility for individual television stations), as well as (for each NEO other than the CEO) individual performance goals.  The Company sets and the Committee approves threshold, target and maximum benchmarks of financial performance for the Company, the achievement of which determines the level of cash bonus to be awarded to each NEO.  The Company seeks to set reasonable and achievable benchmarks in light of the Company’s anticipated operating and financial performance (as well as other relevant factors). Generally, threshold benchmarks represent the lower range of the Company’s estimation of the relevant year’s forecasted operating results, while target and maximum benchmarks represent the mid to upper ranges of those forecasts.  Each of the NEOs’ individual performance goals is intended to reflect his relative contribution to specific near-term and long-term financial, strategic and/or management goals applicable to the executive.  Except in the case of the CEO, 75% of the NEO’s bonus opportunity will be dependent upon the Company’s and/or individual television stations’ financial performance and achievement of the pre-established financial benchmarks, and 25% of the NEO’s bonus opportunity will be dependent upon the NEO’s achievement of his performance goals.  All of the CEO’s bonus opportunity is dependent on the Company’s financial performance and achievement of the pre-established financial benchmarks.  The Compensation Committee, with input from the CEO with respect to the other NEOs, also has the authority to use discretion in determining for each individual NEO the current year’s bonus and the percent change from the prior year’s bonus.  They evaluate the overall performance of the Company, the performance of the business or function that the NEO leads and an assessment of each NEO’s performance against expectations, which were established at the beginning of the year.  We believe that the annual bonus rewards our NEOs receive incentivize them to achieve growth over both the near and longer term. The annual bonuses awarded to the NEOs for fiscal year 2006 are discussed below in the section “2006 Compensation” and are shown in the Summary Compensation Table on page 27.

Equity Compensation.  Equity compensation is a significant long-term component of our compensation program.  The Compensation Committee recommends to the Board, and the Board approves, the types of equity compensation awards, the number of shares subject to those awards, and the terms, conditions, restrictions and limitations of those awards, in accordance with the Company’s long term incentive compensation plan.

The Compensation Committee recommends, and the Board approves, equity awards to NEOs (and our other key employees) in the fourth quarter of each year, typically at their regularly scheduled meetings in December, based upon the estimated results of the fiscal year and the individual’s performance.  As discussed above in the section “Equity Award Practices,” the exercise price of options is determined by the plan pursuant to which the options were awarded: under the 2004 Long Term Incentive Compensation Plan, the exercise price is the closing price on the trading day preceding the date of the option award (the exercise price under the 2007 Long Term Incentive Compensation Plan is the closing price on the date of award).

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with those of our stockholders and retain the executives through the term of the awards. We considered the award size and the appropriate combination of stock options and restricted stock when making equity award decisions.  The amount of equity incentive compensation awarded in 2006 reflects the operational and financial performance of the Company overall, as well as the NEOs’ expected contributions to the Company’s future success.

From the Company’s inception in 1997 to 2005, the equity component of NEO compensation has consisted solely of stock option awards.  In 2006, the Compensation Committee recommended, and the Board of Directors approved, that shares of restricted stock be awarded to executive officers in substitution for a portion of the typical annual stock option awards, as authorized by the 2004 Long Term Incentive Compensation Plan.  The total mix of stock options and restricted stock awarded to NEOs for 2006 was determined by dividing the number of stock options awarded to our NEOs in 2005 equally between stock options and an equivalent number of shares of restricted stock, with stock options converting to restricted stock on a four to one basis.  We made the determination to award restricted stock after weighing several factors, including the value of restricted stock irrespective of volatility (or lack thereof) or a decline in our stock price. We believe that the mix of stock options and restricted stock we recommended, and the Board approved, will serve to retain and incentivize NEOs to deliver long-term value to stockholders by providing value to them that achieves a balance between upside potential and volatility.

Generally, stock options awarded since 2000 vest after a three-year period, and the options awarded to NEOs in 2006 likewise vest three years after their award date.  Provided the executives continue employment, the restrictions on the restricted stock awarded to them also lapse three years after their award date.  During the restricted period, each share of restricted stock entitles the NEO to receive dividends (at the same dividend rate received by all stockholders), thereby recognizing both the current income generation and future change in stock price consistent with our stockholders. Under the terms of the Company’s long-term incentive plan, unvested stock options and restricted stock are forfeited if the NEO voluntarily leaves the Company, and are generally vested if the NEO retires prior to the scheduled vesting (all restrictions lapse on the restricted stock and a pro rata portion of the unvested stock options vest upon retirement).  We believe that these vesting and forfeiture provisions appropriately aid the Company in retaining executives and motivating longer-term performance.

The Company has expensed stock option awards under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”), since January 1, 2006.  When determining the appropriate combination of stock options and restricted stock, we weigh the cost of these awards against their potential benefits as a compensation tool.  We believe that providing combined awards of stock options and restricted stock effectively balances our objective of focusing the NEOs on delivering long-term value to stockholders with our objectives of retaining and incentivizing the NEOs .

The equity compensation awarded to the NEOs for fiscal year 2006 is discussed below in the section “2006 Compensation” and is shown in the Summary Compensation Table on page 27.

Retirement Benefits. We believe that the Company’s pension plans are a key component in achieving our stated objective of NEO retention.  The Company provides annual retirement benefits to

NEOs under the Hearst-Argyle Television, Inc. Retirement Plan (which is also generally available to the Company’s employees) and supplements those benefits with the Hearst-Argyle Television, Inc. Supplemental Retirement Plan.

The Retirement Plan is a broad-based tax-qualified plan under which employees generally are eligible to retire with reduced benefits at age 55 or later (if they have completed 10 years of service), and at full benefits at age 65.  The Supplemental Retirement Plan, which is currently available to four of our NEOs, increases the retirement benefits above amounts available under the Retirement Plan.  Unlike the Retirement Plan, the Supplemental Retirement Plan is an unfunded, unsecured obligation of the Company and is not qualified for tax purposes.  Both the Retirement Plan and the Supplemental Retirement Plan are strong retention tools because executives are generally not eligible for such benefits unless they remain employed with the Company for at least five years and the amount of the benefit that they will ultimately receive is determined by the number of years that they remain with the Company.

As pension plans generally are more costly components of our compensation packages, we attempt to balance the effectiveness of the Supplemental Retirement Plan as a compensation and retention tool with the cost to the Company of providing it.

Other Compensation Elements.  We also provide our NEOs with other benefits, which are reflected in the All Other Compensation column in the Summary Compensation Table on page 27, that we believe are reasonable and consistent with the stated objectives of the Company’s NEO compensation program, and which we believe will allow our executives to perform their responsibilities more efficiently.  These benefits, which are a relatively small percentage of overall NEO compensation, include premiums paid on life insurance policies and executive medical plans, as well as a car allowance, reimbursement for membership to certain clubs and Company contributions to qualified savings plans.

2006 Compensation

The discussion below details the compensation packages we awarded to the Company’s NEOs for fiscal year 2006.  This discussion should be reviewed in conjunction with the Summary Compensation Table on page 27, as well as the executive compensation tables and narratives that follow it.  In addition, the Company’s 2006 operating and financial results are disclosed in the Company’s 2006 Annual Report, which is filed with the SEC and accompanies this Proxy Statement.  A detailed analysis of the Company’s operating and financial performance is contained in the Management’s Discussion & Analysis section of the 2006 Annual Report.

CEO Compensation. As described above, Mr. Barrett’s salary is determined in advance and set forth in his employment agreement.  For 2006, and in accordance with his employment agreement, Mr. Barrett’s annual salary level was $1,050,000.  Also as described above, Mr. Barrett’s cash bonus opportunity is dependent upon the Company’s operating and financial performance and is not tied to the achievement of individual performance goals (although the Committee may exercise discretion in recommending a different amount than that prescribed by the Company’s financial performance if circumstances warrant).  In addition, the Compensation Committee may award additional bonus amounts in its discretion, and did award an additional bonus amount to the CEO in 2006, to reflect his contributions to the Company’s long term business strategy and development.  In light of the Company’s financial performance and Mr. Barrett’s contributions, Mr. Barrett was awarded a bonus payment of $500,000 for 2006.  In addition, based on an evaluation of the Company’s performance, and of Mr. Barrett’s leadership and his potential to enhance long-term stockholder value, the Compensation Committee recommended, and the Board approved, an award to Mr. Barrett of 60,000 stock options and 15,000 shares of restricted stock. The terms of the stock options and restricted stock awarded are previously described.  The growth in Mr. Barrett’s accrued pension value was $791,500 and all other compensation was $73,088, making the total compensation for Mr. Barrett in 2006 $2,435,942.  We believe that Mr. Barrett’s 2006 compensation is consistent with the Company’s stated compensation objectives.

Other NEOs.  In determining the compensation of Messrs. Hawks, Hobbs, Mackin and Stolz for 2006, the Compensation Committee considered the Company’s 2006 operating and financial performance and the achievement of the performance benchmarks discussed above.  The Compensation Committee also compared each NEO’s achievements against the individual performance objectives established for each of them at the beginning of the year, including pre-established goals related to the specific area of the Company’s business for which each is responsible.  For all of the NEOs the Compensation Committee awarded additional bonus amounts to reflect the contributions of those NEOs during 2006 to the Company’s long term business strategy and development.

In 2006, Mr. Hawks’ base salary, which is set forth in his employment agreement, was $550,000.  In consideration of the Company’s financial performance and his contributions and achievement of individual performance goals, Mr. Hawks was awarded a bonus payment of $220,000.  In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Hawks of 25,000 stock options and 6,250 shares of restricted stock.  The growth in Mr. Hawks’ accrued pension value was $130,300 and all other compensation was $46,654, making the 2006 total compensation for Mr. Hawks $955,852.  We believe that Mr. Hawks’ 2006 compensation is consistent with the Company’s stated compensation objectives.

In 2006, Mr. Hobbs’ base salary, which is set forth in his employment agreement, was $550,000.  In consideration of the Company’s financial performance and his contributions and achievement of individual performance goals, Mr. Hobbs was awarded a bonus payment of $220,000.  In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Hobbs of 25,000 stock options and 6,250 shares of restricted stock.  The growth in Mr. Hobbs’ accrued pension value was $12,400 and all other compensation was $28,378, making the 2006 total compensation for Mr. Hobbs $819,676.  We believe that Mr. Hobbs’ 2006 compensation is consistent with the Company’s stated compensation objectives.

In 2006, Mr. Mackin’s base salary, which is set forth in his employment agreement, was $705,000.  In consideration of the Company’s financial performance and his contributions and achievement of individual performance goals, Mr. Mackin was awarded a bonus payment of $250,000.  In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Mackin of 25,000 stock options and 6,250 shares of restricted stock.  The growth in Mr. Mackin’s accrued pension value was $103,200 and all other compensation was $43,009, making the 2006 total compensation for Mr. Mackin $1,110,107.  We believe that Mr. Mackin’s 2006 compensation is consistent with the Company’s stated compensation objectives.

In 2006, Mr. Stolz’s base salary, which is set forth in his employment agreement, was $520,000.  In consideration of the Company’s financial performance and his contributions and achievement of individual performance goals, Mr. Stolz was awarded a bonus payment of $195,000.  In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Stolz of 25,000 stock options and 6,250 shares of restricted stock.  The growth in Mr. Stolz’s accrued pension value was $294,400 and all other compensation was $37,381, making the 2006 total compensation for Mr. Stolz $1,054,789.  We believe that Mr. Stolz’s 2006 compensation is consistent with the Company’s stated compensation objectives.

Compensation for Directors in 2006

Our Board of Directors sets the compensation for directors upon the recommendation of the CEO and the Chairman of the Board.  In 2006, the Board approved an increase in fees for the directors from $36,000 to $40,000 annually (Mr. Ganzi waived his 2006 director fees).  In addition, the Board determined to reduce the number of stock options that Non-Employee Directors (as defined in the 2004 Long Term Incentive Compensation Plan) receive and to award those directors shares of restricted stock.  All other compensation amounts remain the same.  In making these compensation decisions, the Board attempted to set fair and competitive compensation levels commensurate with the directors’ responsibilities.  Director compensation is more fully described below on page 32.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2006 and the Company’s 2007 Proxy Statement. This report is provided by the following directors, who comprise the Compensation Committee:

Caroline L. Williams, Chairperson

Frank A. Bennack, Jr.

Victor F. Ganzi

Michael E. Pulitzer

David Pulver

Executive Compensation Tables

Summary Compensation Table

The following table sets forth certain compensation information for our fiscal year ended December 31, 2006, paid to or accrued for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers (the “NEOs”), all of whom served as executive officers during the entirety of fiscal year 2006:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David Barrett	2006	1,050,000	8,781	12,573	500,000	791,500	73,088	2,435,942
President and Chief Executive Officer
Harry Hawks	2006	550,000	3,659	5,239	220,000	130,300	46,654	955,852
Executive Vice President and Chief Financial Officer
Steven Hobbs	2006	550,000	3,659	5,239	220,000	12,400	28,378	819,676
Executive Vice President and Chief Legal and Development Officer
Terry Mackin	2006	705,000	3,659	5,239	250,000	103,200	43,009	1,110,107
Executive Vice President
Philip Stolz	2006	520,000	3,293	4,715	195,000	294,400	37,381	1,054,789
Senior Vice President

(1)             The Company awarded restricted stock to the NEOs in December 2006 pursuant to its 2004 Long Term Incentive Compensation Plan. The amounts in this column represent the dollar amount recognized in 2006 for financial statement reporting purposes calculated in accordance with SFAS 123(R).  For additional information concerning the assumptions used in the valuation of the restricted stock awards,  please refer to Footnote 12 (“Employee Stock Plans”) to the Company’s financial statements included in its 2006 Annual Report on Form 10-K, as filed with the SEC.  The details of the restricted stock awards are set forth in the section “Compensation Discussion and Analysis.”

(2)             The Company granted non-qualified stock options to the NEOs in December 2006 pursuant to its 2004 Long Term Incentive Compensation Plan.  The amounts in this column represent the dollar amount recognized in 2006 for financial statement reporting purposes computed in accordance with SFAS 123(R).  For additional information concerning the assumptions used in the valuation of the stock options,  please refer to Footnote 12 (“Employee Stock Plans”) to the Company’s financial statements included in its 2006 Annual Report on Form 10-K, as filed with the SEC.  The details of the stock option grants are set forth in the section “Compensation Discussion and Analysis.”

(3)             The Company awarded cash bonuses to the NEOs in February 2007 for services rendered in 2006 pursuant to its 2003 Incentive Compensation Plan.  The 2003 Incentive Compensation Plan and the parameters of the 2006 bonus plan are described in the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”

(4)             The Company did not pay non-qualified deferred compensation earnings in 2006.

(5)             Amounts in this column consist of dollar values of perquisites consisting of premiums for life insurance and executive medical plans, automobile and parking allowances, club membership reimbursements, tax preparation expense reimbursements, payments for tax gross-ups, car services and amounts contributed by the Company on behalf of the NEOs to our 401(k) Savings Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Code), as further set forth in the Perquisites table below.

Perquisites

Name	Year	Life Insurance Premiums ($)	Executive Medical Plan ($)	Auto Allowance ($)	Club Membership Reimbursement ($)	Miscellaneous ($)
David J. Barrett	2006	10,943	11,644	18,000	18,701	13,800	(1)
Harry T. Hawks	2006	5,420	11,644	10,800	9,190	9,600	(2)
Steven A. Hobbs	2006	1,434	11,644	12,000	—	3,300	(3)
Terry Mackin	2006	3,445	11,644	12,000	10,420	5,500	(3)
Philip M. Stolz	2006	8,337	11,644	10,800	—	6,600	(3)

(1)             Amount in this column represents $6,600 contributed by the Company on behalf of Mr. Barrett to our 401(k) Savings Plan, a parking space provided to Mr. Barrett from Hearst Corporation valued at $6,000 and personal car services provided to Mr. Barrett valued at $1,200.

(2)             Amounts in this column represent $6,600 contributed by the Company on behalf of Mr. Hawks to our 401(k) Savings Plan and a $3,000 reimbursement to Mr. Hawks for tax preparation expenses.

(3)             Amount in this column represents amounts contributed by the Company on behalf of the NEO to our 401(k) Savings Plan.

Grants of Plan-Based Awards

The following table sets forth grants of non-equity and equity plan-based awards to our NEOs for our fiscal year ended December 31, 2006:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Options Awards: Number of Securities Underlying Option (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
David Barrett	2/6/2006	—	462,000	1,155,000
	12/7/2006				15,000			384,600
	12/7/2006					60,000	25.64	454,800
Harry Hawks	2/6/2006	103,125	226,875	412,500
	12/7/2006				6,250			160,250
	12/7/2006					25,000	25.64	189,500
Steven Hobbs	2/6/2006	103,125	226,875	412,500
	12/7/2006				6,250			160,250
	12/7/2006					25,000	25.64	189,500
Terry Mackin	2/6/2006	132,188	290,813	528,750
	12/7/2006				6,250			160,250
	12/7/2006					25,000	25.64	189,500
Philip Stolz	2/6/2006	97,500	214,500	390,000
	12/7/2006				5,625			144,225
	12/7/2006					22,500	25.64	170,550

(1)             The Company awards cash bonuses pursuant to the 2003 Incentive Compensation Plan.  This plan provides for the award of annual cash bonuses based upon target and maximum bonus payouts and individual performance goals established by the Compensation Committee of the Board of Directors during the first quarter of each fiscal year.  The actual amount paid to each NEO pursuant to the plan for the fiscal year ended December 31, 2006 is set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

(2)             The Company awarded options and restricted stock pursuant to the 2004 Long Term Incentive Compensation Plan.  The dollar amount recognized in 2006 for financial statement reporting purposes (calculated in accordance with SFAS 123(R)) of the restricted stock awarded and options granted to each NEO pursuant to the plan for the fiscal year ended December 31, 2006 is set forth in the Summary Compensation Table under the columns titled “Stock Awards” and “Option Awards,” respectively.

(3)             The grant date fair value of restricted stock awarded and options granted on December 7, 2006 is calculated in accordance with SFAS 123(R). The exercise price of options is determined by the plan pursuant to which the options were granted. Under the 2004 Long Term Incentive Compensation Plan, the exercise price is the closing price on the trading day prior to the option grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each NEO as of the fiscal year ended December 31, 2006:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have NotVested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Units or Other Rights That Have Not Vested ($)
David Barrett	8/12/1997	230,000	—	—	26.50	8/12/2007			—	—
	6/24/1999	17,500	17,500	—	26.81	6/24/2009			—	—
	12/8/2000	351,000	—	—	18.56	12/8/2010			—	—
	12/6/2001	117,000	—	—	21.06	12/6/2011			—	—
	12/4/2002	117,000	—	—	24.10	12/4/2012			—	—
	12/3/2003	117,000	—	—	25.28	12/3/2013			—	—
	12/1/2004	—	117,000	—	25.70	12/1/2014			—	—
	12/7/2005	—	120,000	—	24.08	12/7/2015			—	—
	12/7/2006	—	60,000	—	25.64	12/7/2016	15,000	384,600	—	—
Harry Hawks	8/12/1997	100,000	—	—	26.50	8/12/2007			—	—
	12/8/2000	120,000	—	—	18.56	12/8/2010			—	—
	12/6/2001	40,000	—	—	21.06	12/6/2011			—	—
	12/4/2002	50,000	—	—	24.10	12/4/2012			—	—
	12/3/2003	50,000	—	—	25.28	12/3/2013			—	—
	12/1/2004	—	50,000	—	25.70	12/1/2014			—	—
	12/7/2005	—	50,000	—	24.08	12/7/2015			—	—
	12/7/2006	—	25,000	—	25.64	12/7/2016	6,250	160,250	—	—
Steven Hobbs	3/5/2004	40,000	—	—	26.22	3/5/2014			—	—
	12/1/2004	—	40,000	—	25.70	12/1/2014			—	—
	12/7/2005	—	50,000	—	24.08	12/7/2015			—	—
	12/7/2006	—	25,000	—	25.64	12/7/2016	6,250	160,250	—	—
Terry Mackin	3/18/1999	50,000	50,000	—	26.06	3/18/2009			—	—
	12/6/2001	40,000	—	—	21.06	12/6/2011			—	—
	12/4/2002	40,000	—	—	24.10	12/4/2012			—	—
	12/3/2003	40,000	—	—	25.28	12/3/2013			—	—
	12/1/2004	—	40,000	—	25.70	12/1/2014			—	—
	12/7/2005	—	50,000	—	24.08	12/7/2015			—	—
	12/7/2006	—	25,000	—	25.64	12/7/2016	6,250	160,250	—	—
Philip Stolz	8/12/1997	40,000	—	—	26.50	8/12/2007			—	—
	12/7/1998	53,334	26,666	—	25.94	12/7/2008			—	—
	12/8/2000	105,000	—	—	18.56	12/8/2010			—	—
	12/6/2001	35,000	—	—	21.06	12/6/2011			—	—
	12/4/2002	40,000	—	—	24.10	12/4/2012			—	—
	12/3/2003	40,000	—	—	25.28	12/3/2013			—	—
	12/1/2004	—	40,000	—	25.70	12/1/2014			—	—
	12/7/2005	—	45,000	—	24.08	12/7/2015			—	—
	12/7/2006	—	22,500	—	25.64	12/7/2016	5,625	144,225	—	—

(1) The following chart provides the vesting schedules for each of the options granted to our NEOs, according to grant date:

Grant Date	Vesting Schedule
8/12/1997	One-half vested 8/12/2000; one-half vested either (1) in 1/3 increments when the market price of the Company’s Series A Common Stock equaled $31, $37 and $43, respectively, or (2) on 8/12/2006.
12/7/1998	One-half vested 12/7/2000; one-half vests either (1) in 1/3 increments when the market price of the Company’s Series A Common Stock equaled $31, $37 and $43, respectively, or (2) on 12/7/2007.
3/18/1999	One-half vested 12/31/2001; one-half vests either (1) in 1/3 increments when the market price of the Company’s Series A Common Stock equaled $31, $37 and $43, respectively, or (2) on 12/31/2008.
6/24/1999	One-half vested 12/31/2000; one-half vests either (1) in 1/3 increments when the market price of the Company’s Series A Common Stock equaled $31, $37 and $43, respectively, or (2) on 12/31/2007.
12/8/2000	One-third vested 12/7/2001; one-third vested 12/7/2002; one-third vested 12/7/2003.
12/6/2001	12/6/2004
12/4/2002	12/4/2005
12/3/2003	12/3/2006
3/5/2004	3/5/2007
12/1/2004	12/1/2007
12/7/2005	12/7/2008
12/7/2006	12/7/2009

(2) The restrictions on the restricted stock awarded to each of our NEOs on 12/7/2006 lapse on 12/7/2009.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Barrett	—	—	NA	NA
Harry Hawks	—	—	NA	NA
Steven Hobbs	—	—	NA	NA
Terry Mackin	—	—	NA	NA
Philip Stolz	—	—	NA	NA

Post-Employment Compensation — Pension Benefits Table

Each of our NEOs participate in the Hearst-Argyle Television, Inc. Retirement Plan, our tax-qualified pension plan (the “Tax-Qualified Plan”). Our Pension Plan is designed to provide a benefit of 1½% for each year of credited service (excluding the first year of employment) multiplied by the participant’s average annual compensation (as defined in the Pension Plans) for the participant’s five highest consecutive full calendar years, and has a 40 year maximum. The highest amount of compensation that may be considered under federal law with respect to determining pension benefits is $220,000 as of December 31, 2006, as adjusted for the cost of living each year (except that any increase that is not a multiple of $5,000 is rounded to the next lowest multiple of $5,000). The compensation used in determining Pension Plan benefits includes salary and bonus of the executive officers, as indicated in the Summary Compensation Table.

In addition, four of the NEOs participate in the Hearst-Argyle Television, Inc. Supplemental Retirement Plan, our non-qualified retirement plan (the “Supplemental Plan”). This Pension Plan was adopted on January 1, 1999 and provides the benefits that would have been payable to the executive officers under the Tax-Qualified Plan, except for the application of certain legal limits.

Named executives may retire with full pension benefits at age 65 and may retire as early as age 55 with 10 years of service from their hire date. Benefits payable for retirement prior to age 65 are reduced according to the following schedule in order to adjust for the longer expected years of payments.

Retirement Age	% of Full Benefit	Retirement Age	% of Full Benefit
64	94%	59	66%
63	88%	58	62%
62	82%	57	58%
61	76%	56	54%
60	70%	55	50%

Lastly, benefits from the Tax-Qualified Plan are payable as a monthly annuity over the life of the participant while benefits from the Supplemental Plan are payable in full as a single lump sum at retirement.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Barrett	HTV Retirement Plan	21 years, 5 months	494,200	—
	HTV Supplemental Plan	21 years, 5 months	2,308,400	—
Harry Hawks	HTV Retirement Plan	8 years, 9 months	145,900	—
	HTV Supplemental Plan	8 years, 9 months	368,600	—
Steven Hobbs	HTV Retirement Plan	1 year, 8 months	20,400	—
Terry Mackin	HTV Retirement Plan	6 years, 5 months	86,000	—
	HTV Supplemental Plan	6 years, 5 months	335,200	—
Philip Stolz	HTV Retirement Plan	17 years, 11 months	407,800	—
	HTV Supplemental Plan	17 years, 11 months	931,200	—

The credited service and present value reported in the above table is as of September 30, 2006. This coincides with the measurement date the company used to disclose the Projected Benefit Obligations in the Fiscal Year Ending 2006 financial statement.

Mr. Hawks became a participant in the Tax-Qualified Plan effective as of January 1, 1998 and in the Supplemental Plan effective as of January 1, 1999. Messrs. Barrett and Stolz became participants in the Tax-Qualified Plan effective August 29, 1997 and in the Supplemental Plan effective January 1, 1999. Mr. Mackin became a participant in the Tax-Qualified Plan effective June 1, 2000. Mr. Hobbs became a participant in the Tax-Qualified Plan effective February 1, 2005. As of September 30, 2006, Messrs. Barrett, Hawks, and Stolz are currently eligible for early retirement.

Further information on assumptions used to determine these values can be found in the Retirement Plans and Other Post-Retirement Benefit section of the 2006 Annual Report as filed with the SEC.

Director Compensation

The following table sets forth information concerning compensation to our directors for the fiscal year ended December 31, 2006, excluding David J. Barrett, our Chief Executive Officer, who serves on our Board, but is not compensated for his board service:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bob Marbut	39,167	21,070	4,711	—	—	—	64,948
Frank Bennack	61,667	—	—	—	—	—	61,667
John Conomikes	72,167	—	—	—	—	—	72,167
Ken Elkins	48,167	—	37,308	—	—	—	85,475
Victor Ganzi	—	—	—	—	—	—	—
George R. Hearst, Jr.	52,167	—	—	—	—	—	52,167
William Randolph Hearst III	34,667	21,070	25,126	—	—	—	80,863
Gilbert Maurer	46,167	—	—	—	—	—	46,167
Michael Pulitzer, Sr	43,167	—	37,308	—	—	—	80,475
David Pulver	76,167	31,605	37,689	—	—	—	145,461
Caroline Williams	71,667	31,605	37,689	—	—	—	140,961

Our directors who are also our employees receive no compensation for their service as directors.   In addition, Mr. Ganzi has waived compensation for his director service.   For the year ended December 31, 2006, the directors who were compensated for their service (all directors except Mr. Ganzi and Mr. Barrett) were paid a Board fee of $40,000 annually, a fee of $6,000 annually for each committee on which he or she served, a fee of $20,000 annually for service as a committee chair, a fee of $1,500 for each Board meeting attended and a fee of $1,000 for each committee meeting attended.  Messrs. Ellkins, Pulver, Marbut, Pulitzer, William Randolph Hearst, III and Ms. Williams also received automatic annual stock option grants of 4,000 options and were awarded 1,000 shares of restricted stock  (and an additional 2,500 options and 500 shares of restricted stock if serving as a committee chair) under the terms of our 2004 Long Term Incentive Compensation Plan.  In addition, David Pulver and Caroline L. Williams participate in our health benefits program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hearst.   Hearst holds through a subsidiary 100% of the outstanding shares of our Series B Common Stock and 52.7% of our Series A Common Stock, constituting approximately 73.6% of our total outstanding common stock as of the Record Date.  In addition, the Chairman of our Board of Directors, Victor F. Ganzi, is the President and Chief Executive Officer and a director of Hearst, and David Barrett, our President and Chief Executive Officer and one of our directors, is a director of Hearst.   Frank A. Bennack Jr., John G. Conomikes, George R. Hearst. Jr., William R. Hearst III and Gil Maurer are also members of the Boards of Directors of both Hearst-Argyle and Hearst.

December 2001 Private Placement.    In connection with the private placement of the $200 million principal amount of 7.5% Series A Convertible Preferred Securities due 2016 (the “7.5% Series A Preferred Securities”) and 7.5% Series B Convertible Preferred Securities due 2021 (the “7.5% Series B Preferred Securities,” and, together with the Series A Preferred Securities, the “7.5% Preferred Securities”), on December 20, 2001, we entered into a Securities Purchase Agreement with the Trust, Hearst Broadcasting and certain other purchasers named therein.  The Securities Purchase Agreement provides, among other things, that (i) the Trust issue and sell to Hearst Broadcasting and the other purchasers an aggregate of 4,000,000 of its 7.5% Preferred Securities, in two series, consisting of its 7.5% Series A Preferred Securities, and of its 7.5% Series B Preferred Securities, and (ii) the proceeds of the sale of the 7.5% Preferred Securities be invested in our 7.5% Convertible Junior Subordinated Deferrable Interest Debentures, Series A, due 2016 and 7.5% Convertible Junior Subordinated Deferrable Interest Debentures,

Series B, due 2021 (the “Subordinated Debentures”).  In connection with the execution of the Securities Purchase Agreement, we, Hearst Broadcasting and certain other parties named therein, also entered into a Registration Rights Agreement, pursuant to which we granted Hearst Broadcasting and the other holders of the 7.5% Preferred Securities certain rights to require us to register the Series A Common Stock issued upon conversion of the 7.5% Preferred Securities and the Subordinated Debentures for resale with the SEC.  We redeemed the 7.5% Series A Preferred Securities on December 31, 2004.

Management Services Agreement.    We and Hearst are parties to a Management Services Agreement pursuant to which we provide certain management services (i.e., sales, news, programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (a Hearst-owned television station in Tampa, Florida), WBAL-AM and WIYY-FM (Hearst-owned AM/FM radio stations in Baltimore, Maryland), and WPBF-TV (a Hearst-owned television station in West Palm Beach, Florida) and KCWE-TV (a Hearst-owned television station in Kansas City, Missouri).  Hearst has the right, but not the obligation, to add to such managed stations any additional broadcast stations that it may acquire (or for which it enters into a time brokerage agreement) during the term of the Management Services Agreement.

The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst’s radio stations (counted as a single property) and $50,000 for KCWE-TV, and (y) for all others (including WMOR-TV and WPBF-TV), $100,000 per station, or (ii) 33.33% of the positive broadcast cash flow from each such property.  Hearst also reimburses us for our direct operating costs and expenses incurred with unrelated third parties and amounts paid on behalf of a managed station under the Services Agreement described below.  Corporate overhead is not reimbursed except to the extent it had historically been treated as an operating expense by Hearst in calculating broadcast cash flow for a station.  The term of the Management Services Agreement commenced at the consummation of the Hearst Transaction and will continue for each station, respectively, until the earlier of (i) Hearst’s divestiture of the station to a third party; (ii) if applicable, the exercise of the option granted to us to acquire certain of the stations pursuant to the Television Station Option Agreement described below; or, (iii) December 31, 2007; provided, however, that Hearst will have the right to terminate the Management Services Agreement as to a particular station covered by an option or right of first refusal under the Television Station Option Agreement at any time upon 90 days’ prior written notice if the option period or right of first refusal period, as applicable, has expired without having been exercised. The Management Services Agreement will also terminate if Hearst ceases to own a majority of our voting common stock or to have the right to elect a majority of our directors.  In 2006, we recorded revenues of approximately $6.7 million pursuant to the Management Services Agreement with Hearst.

Television Station Option Agreement.    We and Hearst are parties to a Television Station Option Agreement pursuant to which Hearst has granted to us an option to acquire WMOR-TV and KCWE-TV (which Hearst purchased in October 2006), at their fair market value as determined by the parties, or by an independent third-party appraisal, subject to certain specified parameters (and we may withdraw any option exercise after we receive the third-party appraisal).  However, if Hearst elects to sell either station during the option period, we will have a right of first refusal to acquire that station substantially on the terms agreed upon between Hearst and the potential buyer.  We also have a right of first refusal to purchase WPBF-TV if Hearst proposes to sell the station to a third party  We will exercise any option or right of first refusal related to these properties by action of our independent directors.  The option periods and the rights of first refusal expire December 31, 2007.

Hearst Tower Lease.  On May 5, 2006 we entered into a Lease Agreement with Hearst to lease one floor of the newly constructed Hearst Tower in Manhattan for our corporate offices.  Under the terms of the lease we are entitled to a tenant improvement allowance of $1.9 million.  We expect to record approximately $1.4 million in rent expense annually under the terms of the Lease Agreement with Hearst, net of the tenant improvement allowance, which we will amortize over the lease term.

Radio Facilities Lease.    We and Hearst are parties to a Studio Lease Agreement pursuant to which Hearst leases from us premises for WBAL-AM and WIYY-FM, Hearst’s Baltimore, Maryland, radio stations.  The lease was entered into on August 29, 1997 and subsequently extended.  The lease for each radio station will continue until the earlier of (i) Hearst’s divestiture of the radio station to a third party, in which case either party (i.e., the Company or the buyer of the station) will be entitled to terminate the lease with respect to that station upon certain prior written notice or (ii) December 31, 2007.   In 2006, Hearst paid us an aggregate amount of approximately $0.8 million pursuant to the Studio Lease Agreement.

Inter-Company Services.    We and Hearst are parties to a Services Agreement pursuant to which Hearst provides us with certain administrative services, including accounting, financial, tax, legal, insurance, data processing and employee benefits administration. The fees for such services are based on fixed and variable transaction amounts negotiated between Hearst and us. The current term of the Services Agreement will expire on December 31, 2007, but is thereafter renewable, pursuant to the provision of the Services Agreement that allows for one year renewals unless terminated on six months’ prior notice.  Although we believe that such terms are reasonable, there can be no assurance that more favorable terms would not be available from unaffiliated third parties.  In 2006, we incurred expenses of approximately $5.0 million pursuant to the Services Agreement with Hearst.

Hearst-Argyle also provides services to Hearst with respect to Hearst’s investment in New England Cable News (“NECN”), a regional cable channel jointly owned by Hearst Cable News, Inc., an indirect wholly-owned subsidiary of Hearst, and Comcast MO Cable News, Inc.  In this regard, David J. Barrett and Steven A. Hobbs have served as Hearst’s representatives on the management board of NECN since July 2004 and April 2005, respectively, and Hearst pays $4,000 per month as compensation to the Company for their service.  In his capacity as a consultant to Hearst Corporation, John G. Conomikes, one of our directors, receives secretarial services which we provide but for which we are reimbursed by Hearst.  The value of these secretarial services was approximately $7,200 in 2006.

Retransmission Consent Agreement.    We have agreements with Lifetime Entertainment Services, an entity owned 50% by an affiliate of Hearst and 50% by The Walt Disney Company, whereby (i) we assist Lifetime in securing distribution and subscribers for the Lifetime Television, Lifetime Movie Network and/or Lifetime Real Women programming services; and (ii) Lifetime acts as our agent with respect to the negotiation of our agreements with cable, satellite and certain other multi-channel video programming distributors.  In 2006, we recorded revenue of approximately $17.7 million in compensation from Lifetime.

Dividend on Common Stock.  On each of March 31, May 4, September 21 and December 7, 2006, our Board of Directors declared cash dividends of $0.07 per share on our Series A and Series B Common Stock, for a total amount of $26.0 million.  Included in this amount was $18.0 million payable to Hearst.   We recorded Hearst’s share of the dividends payable under Payable to Hearst Corporation on the consolidated balance sheets as of March 31, June 30, September 30 and December 31, 2006, included in our financial statements in our Annual report on Form 10-K for the fiscal year ended December 31, 2006.

Interest Expense, Net — Capital Trust.  We incurred interest expense, net, relating to the Subordinated Debentures issued to our wholly-owned unconsolidated subsidiary, the Capital Trust, of $9.8 million in the year ended December 31, 2006.  The Capital Trust then paid comparable amounts to its Redeemable Convertible Preferred Securities holders of which $1.9 million was paid to Hearst, since Hearst held $40 million of the total $200 million Redeemable Convertible Preferred Securities issued in December 2001 by the Capital Trust.

Wide Orbit, Inc.    In November 2004, we entered into an agreement with Wide Orbit, Inc. for licensing and servicing of Wide Orbit’s Traffic Sales and Billing Solutions software.  Hearst owns approximately 8% of Wide Orbit, Inc.  During 2006, we paid Wide Orbit, Inc. approximately $1.4 million under the agreement.

Small Business Television.    We utilize Small Business Television’s (“SBTV”) services to provide television stations with additional revenue through the marketing and sale of commercial time to smaller businesses that do not traditionally use television advertising.  In 2006, these sales generated revenue of approximately $1.6 million, of which approximately $0.7 million was distributed to SBTV and approximately $0.9 million was distributed to us.  Mr. Dean Conomikes, the son of director John G. Conomikes, is the owner of SBTV.

Internet Broadcasting Systems, Inc.    As of December 31, 2006, we owned 39.2% of Internet Broadcasting Systems, Inc. (“Internet Broadcasting”).  Internet Broadcasting operates a national network of station Internet sites and designs, develops and operates station Internet sites under operating agreements.  On December 22, 2005, we restructured the investment in Internet Broadcasting and IBS/HATV LLC.  Under the new arrangement, Internet Broadcasting continues to manage a national network of station Internet sites and design, develop and operate the Internet sites under an operating agreement.  However, IBS/HATV LLC and its subsidiaries were dissolved resulting in the recognition of local website operating results directly on the books of the Company’s television stations commencing in January 2006.  Our share of the income of Internet Broadcasting was $1.5 million in 2006.  We also have an agreement with Internet Broadcasting pursuant to which it provides hosting services for our corporate Internet site for a nominal amount.  Since January 2001, Harry T. Hawks, our Executive Vice President and Chief Financial Officer, since October 2002, Terry Mackin, our Executive Vice President, and since December 2005, Steven A. Hobbs, our Executive Vice President and Chief Legal and Development Officer, have served on the Board of Directors of Internet Broadcasting, from which they do not receive compensation for their services.

NBC Weather Plus. In 2004, we invested in Weather Network Affiliates Company, LLC (“WNAC”), which owns the NBC Weather Plus Network (“Weather Plus”).  We have launched Weather Plus in all of our NBC-affiliated markets.  Terry Mackin, one of our executive officers, serves as the past Chairman of the Board of the NBC Television Affiliates Association, which is the managing member and the owner of certain ownership interests in WNAC.  As past NBC Affiliate Chairman, Mr. Mackin serves as chairman of the NBC Affiliates “Futures” committee, which is responsible for developing strategic projects between NBC and the NBC Affiliates.  Mr. Mackin served as the Chairman of the NBC Television Affiliates Association Board from May 2004 to May 2006.  Additionally, since May 2006, Mr. Mackin has served as a member of the Board of Directors of NBC Weather Plus Network LLC.  Mr. Mackin does not receive compensation for his Board service.

USDTV. During the year ended December 31, 2006, we and Hearst each owned approximately 6.175% of U.S. Digital Television, Inc. (“USDTV”).  In addition, our station KOAT-TV in Albuquerque, New Mexico, had an agreement to lease a portion of its digital spectrum to USDTV.  In July 2006, USDTV filed for Chapter 7 bankruptcy and the Company wrote off its investment.  In September 2006, USDTV sold substantially all its assets to a third party and assigned its spectrum lease with KOAT to the buyer.   From September 23, 2005 to June 20, 2006, Steven A. Hobbs, our Executive Vice President and Chief Legal and Development Officer, served on the Board of Directors of USDTV, from which he did not receive compensation for his services.

Certain Employees.    During 2006, we awarded stock options and restricted stock to certain employees of the stations which are owned by Hearst and managed by us (which employees also receive other compensation directly from Hearst).  During 20006 we awarded these employees an aggregate of 10,175 stock options and 2,544 shares of restricted stock.  In addition, Michael E. Pulitzer, Jr., the son of director Michael E. Pulitzer, is the Station Manager/Program Director at WXII-TV, our television station in Winston-Salem, North Carolina.  He has been employed at this station since 1990 and his cash compensation in 2006 was approximately $244,413. He also received 1,000 stock options and 250 shares of restricted stock in 2006.

Related Party Transaction Approval Policy.  We have a Code of Business Conduct and Ethics that applies to all transactions between our directors, officers and employees.  The Code of Business Conduct and Ethics is available on our Web site at www.hearstargyle.com.  In addition, with respect to material transactions between the Company and any of our 5% or greater stockholders, our policy is to require approval of those transactions by our independent directors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with our management.  The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards,

AU Section 380).  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors’ independence.  Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by its independent auditors are compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC and the Board approved that recommendation.

David Pulver, Chair

Ken J. Elkins

Caroline L. Williams

PRINCIPAL STOCKHOLDERS

As of the Record Date, we had issued and outstanding and entitled to vote at the Annual Meeting, 52,202,104 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock.

The following table sets forth information as of the Record Date regarding the beneficial ownership of our Series A Common Stock and the Series B Common Stock by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each of our executive officers named in the Summary Compensation Table; and (iii) all of our directors and executive officers as a group.  Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes those shares issuable pursuant to options and conversion rights that are exercisable within 60 days of March 16, 2007.

	Series A Common Stock Beneficial Ownership(2)		Series B Common Stock Beneficial Ownership
Name and Address (1)	Number	Percent of Series (%)	Number		Percent of Series (%)
David J. Barrett(3)	927,850	1.8%	—		—
Harry T. Hawks(4)(5)	425,033	*	—		—
Steven A. Hobbs(6)	46,250
Terry Mackin(7)	182,853	*	—		—
Philip M. Stolz(8)	315,406	*	—		—
Bob Marbut(4)(9)	374,861	*	—		—
Frank A. Bennack, Jr.	25,000	*	—		—
John G. Conomikes	20,000	*	—		—
Ken J. Elkins(10)	38,540	*	—		—
Victor F. Ganzi	50,000	*	—		—
George R. Hearst, Jr.	15,000	*	—		—
William Randolph Hearst III(11)	45,000	*	—		—
Gilbert C. Maurer	10,000	*	—		—
Michael E. Pulitzer(10)(12)	128,237	*	—		—
David Pulver(4)(13)	113,156	*	—		—
Caroline L. Williams(14)	60,446	*	—		—
All Company directors and executive officers as a group (16 persons)(15)	2,777,632	5.3%	—		—
Hearst Broadcasting, Inc.(6)	27,501,980	52.7%	41,298,648	(17)	100%
Private Capital Management(18)	8,465,462	16.2%	—		—

*	Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.

(1)	Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.
(2)

Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock and 7.5% Preferred Securities into Series A Common Stock.

(3)	Includes 911,116 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(4)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.
(5)	Includes 343,334 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(6)	Includes 40,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(7)	Includes 170,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(8)	Includes 306,668 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(9)

Includes 10,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007 and 4,000 shares of Series A Common Stock held by the Argyle Foundation, a charitable foundation established by Mr. Marbut.

(10)	Includes 26,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(11)	Includes 34,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(12)	Indicates that such person is a party to a Registration Rights Agreement with the Company dated May 25, 1998.
(13)	Includes 45,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(14)	Includes 45,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(15)	Includes 1,931,118 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 16, 2007.
(16)	Does not include 986,131 shares of Series A Common Stock issuable pursuant to the potential conversion of 7.5% Preferred Securities owned by Hearst Broadcasting.

The Hearst Family Trust is the sole common stockholder of Hearst, which is the sole stockholder of Hearst Holdings, which is the sole stockholder of Hearst Broadcasting. The address of The Hearst Family Trust is 300 West 57th Street, New York, New York 10019. The address of Hearst, Hearst Holdings and Hearst Broadcasting is 300 West 57th Street, New York, New York 10019.

(17)

Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting. The shares of Series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.

(18)

Based on the Schedule 13G, Amendment No. 2, filed by Private Capital Management, L.P. (“PCM”) on February 14, 2007 reporting beneficial ownership of our Series A Common Stock as of December 31, 2006. The address of PCM is 8889 Pelican Bay Blvd, Suite 500, Naples, FL 34108.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The SEC requires that each registrant’s executive officers and directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to the Exchange Act, make certain filings on a timely basis under Section 16(a) of the Exchange Act.  We believe that during the past fiscal year all of our officers, directors and greater than 10% beneficial holders reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal year 2006, except for Michael E. Pulitzer, whose October 30, 2006 gifts, aggregating 1,700 shares of stock, were reported on a Form 5 filed on March 27, 2007.

ANNUAL REPORT ON FORM 10-K

Upon written request of any beneficial stockholder or stockholder of record, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (including the exhibits, financial statements and the schedules thereto) required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act will be provided, without charge, from the Investor Relations Department, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

STOCKHOLDER PROPOSAL DEADLINE FOR 2008 ANNUAL MEETING

Stockholder proposals to be presented at the 2008 Annual Meeting of Stockholders, for inclusion in our Proxy Statement and form of Proxy relating to that meeting, must be received by us at our offices in New York, New York, addressed to our Secretary, not later than December 4, 2007. Such proposals must comply with our Bylaws and the requirements of Regulation 14A of the Exchange Act.  We may solicit proxies to use discretionary authority to vote on any stockholder proposal received after February 17, 2008.

OTHER MATTERS

At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors,

David J. Barrett,
President and
Chief Executive Officer

Dated: April 3, 2007

EXHIBIT A

HEARST-ARGYLE TELEVISION, INC.

2007 LONG TERM INCENTIVE COMPENSATION PLAN

WHEREAS, Hearst-Argyle Television, Inc., a Delaware corporation, wishes to attract key employees and Non-Employee Directors to the Company and its Subsidiaries and induce key employees and Non-Employee Directors to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries (capitalized terms used in these recitals are, as required by the context, defined below); and

WHEREAS, the Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan is designed to provide equity-based incentives to key employees and Non-Employee Directors of the Company and its Subsidiaries.  Awards under the Plan may be made to selected key employees and Non-Employee Directors of the Company and its Subsidiaries in the form of Incentive Stock Options, Non-Qualified Options and Shares of Restricted Stock.

1.             Plan Name and Purpose; Effective Date.  The plan set forth herein shall be known as the “Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan” (hereinafter referred to as the “Plan”).  The purpose of the Plan is to provide equity based incentives for key employees and Non-Employee Directors of the Company and its Subsidiaries in order to aid the Company in retaining such key employees and Non-Employee Directors, upon whose efforts the Company’s success and future growth depends, and attracting other such employees and Non-Employee Directors.  The effective date of the Plan is April 1, 2007; provided, that, the Plan shall not be effective unless and until it is approved by the shareholders of the Company.  The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

2.             Administration.  The Plan shall be administered by the Board.  Subject to the terms of the Plan, the Board shall have plenary authority to determine the persons to whom Options are to be granted, the number of Shares to be subject to each such Option, to determine the terms and provisions of any Award Agreements made pursuant to the Plan, to modify such Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.  For purposes of administration, the Board, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable.  All determinations and interpretations made by the Board shall be final, conclusive and binding on all persons, including the Participants and their legal representatives and beneficiaries.

The Board, in its discretion, may at any time delegate any or all of its authority, powers and discretion under the Plan to the Compensation Committee of the Board or any sub-committee thereof, or another committee of its choosing, and the Board in its discretion may retain or revest any or all such authority, powers and discretion in itself at any time.  If the Board so chooses, it may seek the recommendation of the Committee regarding the granting of any Award; however, unless the Board elects otherwise, or as may otherwise be provided under the charter of a Company Committee, the final determination regarding the amount and terms and conditions of any Award shall rest with the Board.  If appointed, at least two members of the Committee shall be Non-Employee Directors and at least two members shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code.  To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.  The Board shall designate one of the members of the Committee as its Chairman.  The Committee shall hold its meetings at such times and places as it may determine.  A majority of its members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or

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determination reduced to writing and signed by all members of the Committee shall be as effective as if it had been made by a majority vote at a Committee meeting duly called and held.  The Committee may appoint a secretary (who need not be a member of the Committee).  No member of the Committee shall be liable for any act or omission with respect to his or her service on the Committee, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company.

The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board.  In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under applicable law.  The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law.

Without limiting the generality of the Board’s discretion hereunder, the Board may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) apply the following performance-based criteria applicable to Awards otherwise permitted to be granted hereunder to take into account the provisions of Section 162(m) of the Code:  (i) a percentage, or based upon the extent of achievement of specified levels, of (x) the Company’s consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation and amortization, (y) the pre-tax or after tax earnings, or the earnings before interest, taxes, depreciation and amortization, of any particular Subsidiary, division or other business unit of the Company or a Subsidiary (z) changes (or the absence of changes) in the per share or aggregate market price of the Common Stock, or (ii) the extent of achievement of specified levels of revenues, earnings, costs, broadcast cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment with regard to the Company or a Subsidiary, particular subsidiaries, divisions or other business units of the Company or a Subsidiary or particular employees or groups of employees.  Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes.

3.             Shares Available Under the Plan.  Subject to the paragraphs below, and subject to adjustments as provided in Section 11, the total number of Shares subject to Options granted under the Plan, and Shares of Restricted Stock in the aggregate, may not exceed 2,400,000; provided, however, that the total number of Shares of Restricted Stock granted under the Plan may not exceed 500,000.  Shares distributed under the Plan may be treasury shares or authorized but unissued Shares or previously issued shares under the Plan.  Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

Subject to adjustments pursuant to Section 11: (i) the maximum number of shares of stock with respect to which any Options may be granted in any one year to any Participant shall not exceed 500,000, and (ii) the maximum number of Shares of Restricted Stock that may be granted in any one year to any Participant shall not exceed 165,000.

Without limiting the generality of the foregoing provisions of this Section 3 or the generality of the provisions of any Section of the Plan, the Board may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of the Plan) as the Board may, in its sole discretion, determine, enter into agreements (or take other actions with respect

2

to Awards) for new or revised Awards containing terms more (or less) favorable than the outstanding Awards.

4.             Eligibility.   Awards under the Plan may be granted to key employees and Non-Employee Directors of the Company or any Subsidiary.  In selecting persons to be granted Options, the Board may take into consideration any factors it may deem relevant, including its estimate of the person’s present and potential contributions to the success of the Company and its Subsidiaries.

5.             Terms and Conditions of Options.   The Board shall, in its discretion, prescribe the terms and conditions of the Options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

(a)   Award Agreement. Each Option granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Board which shall contain such terms and conditions as the Board shall deem appropriate, which terms and conditions need not be the same in each case, consistent with the terms of the Plan.

(b)   Option Price.  The price at which each Share covered by an Option granted under the Plan may be purchased shall be determined by the Board and shall not be less than the Fair Market Value per Share at the time of grant, subject to the Incentive Stock Option provisions set forth in Section 6.  The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.

(c)   Option Period.  The period for exercise of an Option shall not exceed 10 years from the date of grant, subject to the provisions of Sections 5(e), 5(g), and 6, and the provisions of any Award Agreement.

(d)   Exercise of Option.  In order to exercise all or any portion of an Option granted under the Plan, the Optionee, or his or her representative, devisees or heirs, as applicable, shall deliver to the Company written notice specifying the number of Shares to be purchased, together with a specified method of payment as described below.  An Optionee shall have none of the rights of a stockholder until the Shares are issued to him or her.  Unless otherwise provided in an Award Agreement, an Option may not be exercised for less than 100 Shares, or the number of Shares remaining subject to such Option, whichever is less.  No Option may be exercised with respect to any fractional Share.

The aggregate Option Price shall be paid in full upon the exercise of all or any portion of an Option.  Payment must be made by one of the following methods:

(i)            a certified or bank cashier’s check;

(ii)           the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Board given as consideration under such a program, in each case if permitted by the Board in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii)          if approved by the Board in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv)          if approved by the Board in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v)           by any combination of such methods of payment or any other method acceptable to the Board in its discretion.

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The Board may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(e)   Effect of Termination of Service.  Except as may be set forth in any Award Agreement, the following provisions of this Section 5(e) shall govern the treatment of Options upon an Optionee’s Termination of Service for the Company and each of the Subsidiaries:

(i)            An Option will automatically be forfeited and unexercisable upon the Optionee’s Termination of Service if such termination is for Cause.

(ii)           Subject to the provisions of the applicable Award Agreement, if an Optionee’s Termination of Service is voluntary by the Optionee (other than voluntary termination in connection with the Optionee’s retirement upon or after such Optionee reaches Retirement Age), the Optionee may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service, for up to 30 days after such Termination of Service.  Notwithstanding the foregoing, if during such 30-day period the Optionee is prohibited from exercising such Options due to applicable rules or regulations of the Company, then the Options shall continue to be exercisable until the earlier of (A) 30 days after the beginning of the next period during which the Option may be exercised pursuant to such rules and regulations, or (B) the last day of the next such period.

(iii)          Subject to the provisions of the applicable Award Agreement, if an Optionee incurs a Termination of Service due to (A) the death of the Optionee or (B) the Disability of the Optionee, the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to 36 months from the date of such termination.

(iv)          Subject to the provisions of the applicable Award Agreement, if an Optionee incurs a Termination of Service because of the retirement of the Optionee on or after the Optionee reaches Retirement Age, then the Optionee may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to 36 months from the date of such termination, subject if applicable to the Incentive Stock Option provisions set forth in Section 6.

(v)           Subject to the provisions of the applicable Award Agreement, if the Company terminates the Optionee’s employment or service for any reason other than for Cause, then the Optionee, or his or her representative, devisees or heirs, as applicable, may exercise any Options granted under the Plan that are exercisable on the date of the Optionee’s Termination of Service at any time prior to one year from the date of such termination, subject to the Incentive Stock Option provisions set forth in Section 6, if applicable.  Notwithstanding the foregoing, if the Optionee’s employment or service is terminated because the Optionee has become an employee of another company that is affiliated with the Company, through common ownership, common management or otherwise, then the Options granted to such Optionee under the Plan shall not be deemed to be terminated, but rather shall continue in full force and effect as if the Optionee had not incurred a Termination of Service, unless otherwise determined by the Board.

(vi)          Notwithstanding any provision of the Plan to the contrary, and without limiting any other right or power of the Board, the Board may, in its discretion, accelerate or otherwise modify the vesting conditions applicable to any Options which are not exercisable on the date of the Optionee’s Termination of Service, and, if permitted under Section 409A of the Code, extend the period following such Termination of Service during which any outstanding Options may be exercised (but in no event beyond the

4

original exercise term of the grant), or otherwise modify the vesting terms and extend the exercise term of the grant.

(vii)         Nothing in the Plan or in any Option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary, to continue to serve as a member of the Board, or to interfere in any way with the right of the Company to terminate his or her employment or service at any time.

(viii)        Nothing in this Section 5(e) is intended to or should extend the exercisability of an Option to beyond the maximum period of exercise set forth in Section 5(c) or in an Award Agreement.

(f)    Transferability of Options.  During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by the Optionee or his or her personal representative in the event of the Optionee’s Disability.  In the event of Optionee’s death, Options that remain exercisable under the terms of the Plan and the applicable Award Agreements may be exercised by the Optionee’s representative, devisees or heirs, as applicable.  Options shall be transferable by will or the laws of descent and distribution.  Notwithstanding the foregoing, the Board may permit an Optionee to transfer exercise rights to any outstanding non-qualified stock options, provided such transfers are made to Permitted Transferees, and are made without consideration, for bona fide estate planning purposes.  The Board shall establish whatever administrative criteria it deems appropriate in reviewing and approving such transfer requests.

(g)   Acceleration of Exercisability of Options Upon Occurrence of Certain Events.  The Board may provide, in an Award Agreement relating to any Option granted hereunder, that in connection with any Change in Control of the Company, effective as of such date as the Board shall determine, the exercisability of such Option shall be accelerated and the Option may be immediately exercised to purchase all or any portion of the Shares subject to such Option, or all or a portion of such Option may be terminated, as determined by the Board.

(h)   Legends.  Certificates evidencing Shares issued pursuant to the exercise of Options under the Plan shall have conspicuously noted thereon such restrictions on transferability as the Board may require in order to ensure compliance with applicable federal and state securities laws and regulations, to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Board may otherwise deem appropriate.

(i)    Options and Restricted Stock for Non-Employee Directors.  Notwithstanding any provision herein to the contrary, to the extent that no such options are issued to a Non-Employee Director under the Hearst-Argyle Television, Inc. 2004 Long Term Incentive Compensation Plan, each Non-Employee Director of the Company shall be granted Options to purchase 4,000 Shares and awarded 1,000 Shares of Restricted Stock each year that such person continues to serve as a Non-Employee Director of the Company, and granted Options to purchase an additional 2,000 Shares and awarded 500 additional Shares of Restricted Stock each year that such person serves as a chairperson of a committee of the Board.  The initial grant to each Non-Employee Director shall be made as of the first date the Non-Employee Director serves as a director of the Company and each subsequent annual grant shall be made on each anniversary of the date of the initial grant for as long as such Non-Employee Director continues to serve as a director of the Company.  All such Options granted to the Non-Employee Directors shall have an exercise price equal to the Fair Market Value of the Shares as of the date of grant (as determined by the Board), shall become fully exercisable two years from the date of grant and shall expire 10 years from the date of grant.  All such Shares of Restricted Stock awarded to the Non-Employee Directors shall be restricted and forfeitable until two years from the award date.

(j)    Other Terms and Conditions.  The Board may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

5

(k)   Form of Distributions.  The Board, in its discretion, may also permit a Participant to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Board, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

6.             Provisions Applicable to Incentive Stock Options.  The Board may, in its discretion, grant Options under the Plan to eligible employees which constitute Incentive Stock Options; provided, however, that the following provisions shall be applicable to such Incentive Stock Options:

(a)   No Incentive Stock Option shall be exercisable more than 10 years from the date of grant thereof.

(b)   To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans for the Company and its Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.

(c)   No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Subsidiaries, unless (i) at the time such option is granted the option price is at least 110% of the fair market value of the Stock subject to the option, and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

7.             Provisions Applicable to Restricted Stock.  Subject to the other terms of the Plan, the Board may, in its discretion, as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Restricted Stock to key employees and Non-Employee Directors of the Company and its Subsidiaries; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions, including any forfeiture provisions, applicable to Restricted Stock; and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate, subject to the following:

(a)   Legend.  Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Such certificate shall be registered in the name of the Grantee.   The certificates for Shares of Restricted Stock issued hereunder may include any legend which the Board deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Board may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hearst-Argyle Television, Inc. 2007 Long Term Incentive Compensation Plan and an Award Agreement entered into between the registered owner and Hearst-Argyle Television, Inc.  Copies of such Plan and Award Agreement are on file in the offices of Hearst-Argyle Television, Inc. at 300 West 57th Street, New York, New York 10019.

(b)   Custody.  The Board may require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.  If and when such restrictions so lapse, the stock

6

certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 7(c).

(c)   Restrictions; Forfeiture; Dividends.  Unless otherwise provided in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)            Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture determined by the Board with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  The period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement.

(ii)           Subject to the provisions of the applicable Award Agreement, except as provided in the foregoing subparagraph (i), below in this subparagraph (ii), or in Section 13, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall, unless otherwise provided by the Board, be held by the Company (either unsegregated as a part of its general assets or otherwise) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited).  Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)          Subject to the provisions of the applicable Award Agreement, and subject to subparagraph (iv) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable after such termination an amount equal to the lesser of (x) the amount paid (which may be zero) by the Grantee for such forfeited Restricted Stock as contemplated by the first paragraph of Section 7, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)          Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

8.             Tax Withholding.  The Company shall be entitled to withhold, or cause to be withheld, from any payments or deemed payments any amount of tax withholding determined by the Board to be required or appropriate.  Without limiting the generality of the foregoing, the Board may, in its discretion, require a Participant to pay to the Company at such time as the Board determines the amount that the Board deems necessary to satisfy the Company’s or Subsidiary’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, or (iii) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

(a)   Share Withholding.  Upon exercise of an Option, the Optionee may, if approved by the Board in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the

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liability for such withholding taxes.  In the event that the Optionee makes, and the Board permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Board may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Board in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Grantee makes, and the Board permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(b)   Withholding Required.  Notwithstanding anything contained in the Plan or an Award Agreement to the contrary, a Participant’s satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Incentive Stock Option, Non-Qualified Stock Option or Restricted Stock granted under the Plan shall be forfeited upon the failure of the Participant to satisfy such requirements.

9.             Regulations and Approvals.  The obligation of the Company to sell or deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(i)            The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(ii)           Each grant of Incentive Stock Options, Non-Qualified Stock Options or Shares of Restricted Stock granted hereunder (or issuance of Shares in respect thereof) is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Incentive Stock Options, Non-Qualified Stock Options or Shares of Restricted Stock, no payment shall be made, or Shares issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

(iii)          In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(iv)          Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement

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which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

10.           Interpretation and Amendments; Other Rules.   The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.  Without limiting the generality of the foregoing, the Board may (i) determine the extent, if any, to which Options, or Shares (whether or not Shares of Restricted Stock), shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.  Unless otherwise expressly provided hereunder, the Board, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may amend or terminate the Plan and any Award as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

11.           Changes In Capital Structure.  Notwithstanding any other provision of the Plan to the contrary, if (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the outstanding Awards, then:

(i)            the maximum aggregate number of Shares which may be made subject to Options under the Plan, and the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan may be appropriately adjusted by the Board in its discretion; and

(ii)           the Board may as it deems appropriate take any such action as in its judgment shall be necessary to maintain the Participant’s rights hereunder (including under the Award Agreements) so that they are substantially in their respective Options proportionate to the rights existing in such Options prior to such event, including, without limitation, adjustments in (A) the number of Options granted, (B) the number and kind of shares or other property to be distributed in respect of Options, (C) the Option Price, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Board, the foregoing subparagraph (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 11 had the event related to the Company.

Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 7, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 7(a).

If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 7(c) may be required to deposit with the successor corporation the certificates for the stock or securities or the other

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property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 7(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 7(c), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 7(a).

If a Change in Control shall occur, then the Board may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Board determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

The judgment of the Board with respect to any matter referred to in this Section 11 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

12.           Definitions.  Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, may include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock.

“Award Agreement” means a written agreement in a form approved by the Board as provided in Section 5.

“Board” means the Board of Directors of the Company or to the extent the Board has appointed a Committee pursuant to Section 2 of the Plan, the term “Board” shall refer to such Committee with respect to the responsibility thereto.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, if the Company (or a Subsidiary) terminates the Participant’s employment or service because (A) the Participant is convicted of a crime that is a felony (other than a traffic or moving violation); (B) the Participant has willfully and materially breached, habitually neglected or failed to perform satisfactorily his or her duties as an employee or Non-Employee Director; or (C) the Participant commits any material act or fraud or dishonesty during the course of the Participant’s employment or service.

“Change in Control” shall mean (i) a merger or consolidation in which the Company is a constituent corporation following which securities of the surviving or resulting corporation possessing less than a majority of the combined voting power of such corporation’s outstanding voting securities (computed on either an actual or fully diluted basis) with respect to matters submitted to a vote of the stockholders generally shall then be owned in the aggregate by persons who prior thereto were stockholders of the Company; (ii) a sale or transfer by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity that is not a Subsidiary of the Company; (iii) any “person” (as such term is used in Sections 3(a)(9) or 13(d)(3) of the Exchange Act), other than Excluded Persons, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; (iv) any “person” other than Excluded Persons is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the then outstanding Common Stock; (v) at such time as any shares of Series B common stock, $0.01 par value, of the Company are no longer outstanding, within any two-year period, a majority of the Board is no longer composed of persons who were directors at the beginning of such two-year period, unless the continuing directors, together with the new directors who were approved by a majority of the prior directors, constitute a majority of the Board; (vi) the Company adopts a plan of dissolution or liquidation or liquidates or dissolves; or (vii) any transaction or series of transactions which produce or has a reasonable likelihood or a purpose of producing, directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.  The term “Excluded Persons” means each of (i) Hearst Corporation or any other “Permitted Transferee” (as defined in Article Four of the Company’s Amended and Restated Certificate of Incorporation), and (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Subsidiaries.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other Committee (including any subcommittee of the Compensation Committee) appointed by the Board, if any, pursuant to Section 2; provided, that, to the extent the Board reserves any authority, power or discretion of the Committee to itself, as provided under Section 2, unless the context otherwise requires, the term “Committee” shall refer to the Board.

“Common Stock” means the Company’s Series A Common Stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” means Hearst-Argyle Television, Inc., a Delaware corporation.

“Disability” means, unless otherwise provided in the Participant’s Award Agreement, the Participant’s becoming physically or mentally disabled (as determined in good faith by the Board) so that the Participant is unable to perform the Participant’s duties which the Participant is required to perform for a period of more than 120 consecutive days or more than 180 days in the aggregate during any calendar year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange or the NASDAQ National Market System (“NASDAQ”), the closing sales price per Share on the exchange on the Award date, (ii) if Shares are not then listed on a national stock exchange or the NASDAQ but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market on the Award date, or (iii) if Shares are not then listed on a national stock exchange, NASDAQ or traded on an over-the-counter market, such value as may be determined by the Board in its discretion or as may be determined in accordance with such methodologies, procedures or other rules (which may provide, without limitation, that determinations of Fair Market Value shall be made by an independent third party) as may be established by the Board in its discretion; provided that, where the Shares are so listed or traded, the Board may make discretionary determinations, or implement such methodologies, procedures or other rules, where the Shares have not been traded for 10 trading days.

“Grantee” means a key employee or Non-Employee Director granted Restricted Stock.

“Incentive Stock Option” means an Option which is an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means any director of the Company who is not a full-time employee of the Company or its affiliates.

 “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at an Option Price and for the term fixed by the Board in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Board.

“Optionee” means a key employee or Non-Employee Director to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share.

“Participant” means a Grantee or Optionee.

“Permitted Transferees” means a member of an Optionee’s immediate family, trusts for the benefit of such immediate family members, and partnerships in which the Optionee and/or such

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immediate family members are the only partners.  Immediate family members shall include an Optionee’s spouse, descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

“Plan” means the Company’s 2007 Long Term Incentive Compensation Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of Retirement Age.

“Retirement Age” means age 65.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.  In the event the Company is or becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Board, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.  In addition, except with respect to Incentive Stock Options, “subsidiary” shall also include a direct or indirect subsidiary of a direct or indirect parent of the Company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries.  Cessation of service as an officer, employee or director shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities for the Company or any of its Subsidiaries or affiliates.

13.           Miscellaneous.

(a)   No Rights to Employment or Other Service.  Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

(b)   Right of First Refusal; Right of Repurchase.  At the time of grant, the Board may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Board may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares for the Fair Market Value of the Shares at the time of repurchase, subject to such other terms and conditions as the board may specify at the time of grant.

(c)   No Fiduciary Relationship.  Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

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(d)   Transferability.  Subject to the terms of the Plan set forth above, unless the Board determines otherwise in its discretion, no Award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution.  All provisions of the Plan shall in any event continue to apply to any Incentive Stock Options, Non-Qualified Stock Options or Shares (whether or not Shares of Restricted Stock), granted under the Plan and transferred as permitted by this Section 13(d), and any transferee of any such Awards shall be bound by all provisions of the Plan as and to the same extent as the applicable original Participant.

(e)   Notices.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13(e).

(f)    Exculpation and Indemnification.  The Company shall indemnify and hold harmless the members of the Board and the members of the Board from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

(g)   Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

(h)   Severability.  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

(i)    Governing Law.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

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EXHIBIT B

HEARST-ARGYLE TELEVISION, INC.

AUDIT COMMITTEE CHARTER

The Committee’s Purposes.

The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) of Hearst-Argyle Television, Inc. (“HTV”) in fulfilling its responsibilities to the shareholders relating to the corporate accounting and reporting practices of HTV and its subsidiaries, the quality and integrity of HTV’s consolidated financial statements, HTV’s compliance with legal and regulatory requirements, the performance, qualifications and independence of HTV’s external auditors and the performance and qualifications of HTV’s internal audit function.

In doing so, it is the responsibility of the Committee to maintain free and open means of communication among the Board and external auditors, internal auditors and the management of HTV.  The Committee will take appropriate actions to set the tone of integrity and high standards in HTV’s reporting and business practices.  HTV’s external auditors are ultimately accountable to the Committee and the Board.

Membership and Independence.

The Committee shall be composed solely of outside directors who have no employment or professional relationship with HTV and are independent of HTV management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange and with all other applicable laws, rules and regulations.

The Committee will have at least three members, who are appointed by the Board.  The Board shall appoint one of the members of the Committee to serve as Chairperson.

The Committee’s Duties and Responsibilities.

Appointment of External Auditors.

The Committee shall be directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between HTV’s management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV.  The Committee shall also be responsible for preapproving all audit and permitted non-audit services to be provided by HTV’s external auditors.  The external auditors shall report directly to the Committee.

Review of the External Auditors.

The Committee shall evaluate, at least annually, HTV’s external auditors’ qualifications, performance and independence and present a report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the Committee shall obtain and review an annual report from HTV’s external auditors describing: such external auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of such external auditors, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between such external auditors and HTV.  In making its evaluation, the Committee shall take into account the opinions of management and HTV’s internal auditors.

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Risk Assessment and Accounting Controls.

The Committee shall discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

The Committee shall review with management, the external auditors and the internal auditors the adequacy and effectiveness of the system of internal accounting controls of HTV, any recommendations of the external and/or internal auditors with respect to any material weaknesses in the system of internal controls and any material matters or problems with respect to accounting, EDP records, procedures or operations of HTV which have not been resolved to such auditors’ satisfaction after having been brought to the attention of management.

The Annual Audit.

The Committee shall meet with management and the external auditors prior to commencement of the annual audit by the external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality.  The Committee shall meet again with the external auditors subsequent to completion of that audit for the purpose of reviewing the results.

The Committee shall review with HTV’s external auditors any audit problems or difficulties and management’s response, including (i) any restrictions on the scope of the external auditors’ activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were “passed” (including similar adjustments that were passed because individually they were not material); and (ii) any “management” or “internal control” letters issued by HTV’s external auditors.

Hiring Policies.

The Committee shall set clear hiring policies for employees or former employees of the external auditors.

The Internal Audit Function.

The Committee shall review the internal auditors’ proposed annual audit plan for the current year, including their financial budget and staffing requirements to complete the audit plan.

The Committee shall review the results of the audit, any problems or difficulties that internal audit encountered in the course of the audit work, and any questions, comments or suggestions internal audit may  have relating to the internal controls and accounting practices and procedures.

The Committee shall review the internal auditors’ performance, staff qualifications, independence and coordination with other functions such as external audit.  In addition, the Committee shall meet periodically with internal audit in private session (without the participation of management or the independent auditors.)

Earnings Releases.

Committee shall discuss financial statements to be included with earnings press releases.  The Committee shall also discuss financial information and earnings guidance to be provided to analysts and rating agencies, though this can be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).  HTV may provide earnings guidance prior to discussion of that guidance by the Committee.

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Review of Financial Statements.

Prior to the filing of HTV’s Quarterly Report on Form 10-Q, the Committee shall review with management and the external auditors the Form 10-Q, including HTV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV’s consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies.

Prior to the filing of HTV’s Annual Report on Form 10-K, the Committee will review with management and the external auditors the Form 10-K, including HTV’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters described in Statement on Auditing Standards No. 61, as may be modified or supplemented, of the AICPA, Communication with Audit Committees, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV’s consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies, and recommend to the Board whether the audited financial statements of HTV should be included in HTV’s Annual Report on Form 10-K.

The Committee shall obtain and review reports from the external auditors regarding: (i) all critical accounting policies and practices HTV uses or expects to use; (ii) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with HTV’s management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the external auditors; and (iii) other material written communications between the external auditors and HTV’s management.

The Committee shall discuss with the external auditors, the auditors’ judgments about the quality—not just the acceptability—of HTV’s accounting principles as applied in its consolidated financial statements.  The discussion should include such issues as the clarity of HTV’s financial disclosures, the degree of aggressiveness or conservatism of HTV’s accounting principles, and the underlying estimates and other significant decisions made by management in preparing the financial disclosures.

Proxy Report.

The Committee shall issue a report annually to the Board, a copy of which shall be included in HTV’s annual meeting proxy statement, stating whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received from the external auditors disclosures regarding the auditors’ independence required by Independence Standards Board 1 and discussed with the external auditors the auditors independence; and (iv) recommended to the Board that the audited financial statements to be included in HTV’s Annual Report on Form 10-K.

Meetings with Auditors and Management.

The Committee shall provide sufficient opportunity for the external auditors and the internal auditors, separately, to meet with members of the Committee without management present and for the Committee to meet separately with management.  Among the items to be discussed at these meetings are the evaluation of HTV’s financial, accounting and internal auditing personnel, and the cooperation that the auditors received during the course of audit.

The Committee shall serve as management’s, the external auditors’ and the internal auditors’ access to the Board with respect to all matters within the scope of the Committee.

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The Committee shall instruct management, the external auditors and the internal auditors that the Committee expects to be advised if there are areas that require the Committee’s special attention.

Reporting to the Board.

The Committee will report to the Board on a regular basis and submit the minutes of all Committee meetings to the Board.

Investigations.

The Committee shall investigate all matters brought to the Committee’s attention within the scope of its duties.

Complaint Procedures.

The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by HTV regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of HTV of concerns regarding questionable accounting or auditing matters.

Authority to Engage Advisers.

The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

Funding.

HTV shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to the external auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV, (ii) compensation to any advisers employed by the Committee in accordance with this charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Legal Compliance.

The Committee shall review the circumstances of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities.  The Committee shall initiate an investigation of any special situation, if warranted.

The Committee shall review compliance with all applicable Securities and Exchange Commission and New York Stock Exchange rules and regulations.

Review of Litigation.

The Committee shall review the status of significant litigation with in-house general counsel and outside legal counsel, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

Review Audit of Employee Plans.

The Committee shall review with management and the external auditors the audit of employee benefit plans.

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Review of Tax Matters.

The Committee shall review with management and HTV’s tax advisors the status of tax returns, including open years and potential disputes.  The Committee shall review with the external auditors the adequacy of tax reserves included in HTV’s consolidated financial statements.

Review of the Committee Charter.

The Committee shall annually review and assess this Charter.

Performance Evaluations.

The Committee shall conduct an annual evaluation of the Committee’s own performance.

Limitations on Scope of Committee’s Duties and Responsibilities.

The Committee members shall serve on the Committee subject to the understanding on their part and the part of HTV management, the external auditors and the internal auditors that:

•                  the Committee members are not employees or officers of HTV and are not directly involved in HTV’s daily operations, and they will not serve as members of the Committee on a full-time basis;

•                  the Committee members expect HTV’s management, the external auditors and the internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly; and

•                  to the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of HTV’s Certificate of Incorporation which:

•                  together with the bylaws, provides indemnification for their benefit; and

•                  to the fullest extent provided by law, provides that no director shall be liable to HTV or its stockholders for monetary damages for breach of fiduciary duty as a director.

As amended March 29, 2007

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Appendix A

Proxy Card

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2007.
Vote by Internet

•   Log on to the Internet and go to
www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United   States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR Series A Class II Director (Term expires in 2009).

1. Election of Directors
For Withhold
01 - David Pulver	☐ ☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.		The Board of Directors recommends a vote AGAINST Proposal 4.

2. APPROVAL OF INCENTIVE COMPENSATION PLAN PROPOSAL.	For Against Abstain	4. SHAREHOLDER PROPOSAL.	For Against Abstain
	☐ ☐ ☐		☐ ☐ ☐

3. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT EXTERNAL AUDITORS	For Against Abstain	5. At the discretion of such Proxies, on any other matter that properly may come before the meeting or any adjournment thereof.
☐ ☐ ☐

B Non-Voting Items

Change of Address — Please print your new address below.

C  Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

If you have not voted via the internet or telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

Proxy — HEARST-ARGYLE TELEVISION, INC.

Notice of 2007 Annual Meeting of Shareholders

This Proxy is solicited on behalf of the Board of Directors of Hearst-Argyle Television, Inc.

The undersigned hereby appoints David J. Barrett, Victor F. Ganzi and Harry T. Hawks, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse all the shares of Series A Common Stock of Hearst-Argyle Television, Inc., held of record by the undersigned on March 16, 2007, at the Annual Meeting of Stockholders to be held on May 3, 2007, or any adjournment thereof.

Item 1, Item 2 and Item 3 were proposed by Hearst-Argyle Television, Inc. and Item 4 was proposed by a shareholder.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted for Items 1, 2 and 3, against Item 4, and as the proxy holders may determine in their discretion with regard to any other matter properly brought before the Annual Meeting.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)